DRAFT - 10/31/02


                                 AIRCRAFT LEASE
                                    (N601NB)

                          DATED AS OF OCTOBER __, 2002,

                                     Between

                           VERDE CAPITAL CORPORATION,
                                    as Lessor

                                       and

                          DRIVETIME CREDIT CORPORATION,
                                    as Lessee









AS SET FORTH IN SECTION 12 OF THIS LEASE, CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE LESSOR IN AND TO THIS LEASE HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION ("SECURED PARTY") UNDER THE LOAN AND AIRCRAFT SECURITY AGREEMENT DATED AS OF THE DATE HEREOF, BETWEEN LESSOR AND SECURED PARTY, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME.

THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OF POSSESSION OF ANY EXECUTED COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFORE EXECUTED BY THE SECURED PARTY ON OR IMMEDIATELY FOLLOWING THE SIGNATURE PAGE THEREOF.


                                TABLE OF CONTENTS

                                                                                                               Page


SECTION 1.  Lease and Acceptance of Aircraft......................................................................1

SECTION 2.  Conditions to Closing.................................................................................1

SECTION 3.  Term and Rent.........................................................................................1

SECTION 4.  Title; Quiet Possession and Use.......................................................................3

SECTION 5.  Disclaimer and Assignment of Warranties...............................................................4

SECTION 6.  Representations, Warranties and Agreements of Lessee..................................................5

   (a) Due Organization...........................................................................................5
   (b) Due Authorization; No Violation............................................................................5
   (c) Enforceability.............................................................................................5
   (d) Financial Statements.......................................................................................5
   (e) Furnishing of Information..................................................................................5
   (f) Name, Location of Chief Executive Offices and Organizational Identification Number.........................6
   (g) Documents on Board.........................................................................................6
   (h) Litigation.................................................................................................6
   (i) No Adverse Mortgages.......................................................................................6
   (j) Taxes......................................................................................................6
   (k) Possession and Liens.......................................................................................6
   (l) Good Title.................................................................................................7
   (m) Records....................................................................................................7
   (n) Claims.....................................................................................................7
   (o) Addenda, Exhibits and Riders...............................................................................7
   (p) U.S. Citizen...............................................................................................7
   (q) Engines....................................................................................................7
   (r) Incidental Use.............................................................................................7

SECTION 7.  Net Lease.............................................................................................8

SECTION 8. Taxes..................................................................................................8

SECTION 9. Compliance and Use.....................................................................................9

SECTION 10.  Loss or Damage......................................................................................10

   (a) Event of Loss with Respect to the Aircraft................................................................10
   (b) Event of Loss with Respect to an Engine...................................................................11


   (c) Risk of Loss..............................................................................................12

SECTION 11.  Indemnification.....................................................................................12

SECTION 12.  Assignment and Sublease.............................................................................13

SECTION 13.  Events of Default...................................................................................15

SECTION 14.  Remedies............................................................................................17

SECTION 15.  Notices.............................................................................................19

SECTION 16.  Transaction Expenses................................................................................19

SECTION 17.  Miscellaneous.......................................................................................19

SECTION 18.  Amendments..........................................................................................22

SECTION 19.  Truth in Leasing....................................................................................22



EXHIBIT A - Definitions

Lease Supplement No. 1
         Schedule No. 1 to Lease Supplement No. 1
         Schedule No. 2 to Lease Supplement No. 1
         Schedule No. 2-A to Lease Supplement No. 1
         Schedule No. 3 to Lease Supplement No. 1

Lease Supplement No. 2

Special Tax Indemnity Rider

Insurance Addendum

Maintenance and Return Addendum

                                 AIRCRAFT LEASE

     This AIRCRAFT LEASE (together with all Supplements, Exhibits, Riders and Addenda hereto, the "Lease") is made and entered into as of October ___, 2002 by and between VERDE CAPITAL CORPORATION, an Arizona corporation ("Lessor"), with a place of business at 4020 E. Indian School Road, Suite A, Phoenix, AZ 85018, and DRIVETIME CREDIT CORPORATION, an Arizona corporation ("Lessee"), having its principal place of business and chief executive office at 4020 E. Indian School Road, Phoenix, AZ 85018. Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

SECTION 1.Lease and Acceptance of Aircraft.

     Lessor has purchased the Aircraft for the purpose of it being leased to the Lessee. Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the same from Lessor for the Basic Term hereof pursuant to the terms and conditions of this Lease. The sale of the Aircraft to Lessor shall include all of Supplier's right, title and interest in and to the Aircraft.

     The execution by Lessee of Lease Supplement No. 1 shall evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of, this Lease and constitute Lessee's unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease. Except as may be expressly set forth herein, this Lease is non-cancelable and non-terminable by Lessee.

SECTION 2. Conditions to Closing.

     (a) Conditions Precedent. Lessor's obligation to lease the Aircraft to Lessee shall be subject to and conditioned upon all of the following conditions being satisfied:

          (i) Secured Party has received the Closing Documents set forth on Lease Supplement No. 2 hereto.

          (ii) No material adverse change in the financial condition of Lessee has occurred since the date of the last financial statements furnished to Lessor as set forth on Schedule No. 2 to Lease Supplement No. 1.

          (iii) Lessee's acceptance of the Aircraft on or before the Acceptance Date.

          (iv) In addition to the above listed conditions precedent, Lessee covenants and agrees that upon Lessor's acknowledgment that all conditions to the lease as aforestated have been satisfied, Lessee shall authorize the release from escrow to Lessor of the documents held by FAA Counsel on behalf of Lessee and shall authorize FAA Counsel to file and record all appropriate documentation with the FAA on the Acceptance Date.

     (b)  Conditions  Subsequent.   Lessee  shall  comply  with  the  Conditions
Subsequent set forth in Lease Supplement No. 2 hereto.

SECTION 3. Term and Rent.

     (a) The leasing of the Aircraft by Lessor to Lessee shall commence on the Acceptance Date and end on the Expiration Date each as set forth on Schedule No. 2 to Lease Supplement No. 1, unless this Lease shall have been earlier terminated, cancelled or extended.

     (b) Lessee shall pay to Lessor (or Secured Party, pursuant to Section 3(d) below) as basic rent (herein referred to as "Basic Rent") the following:

          (i) On the Acceptance Date, an amount equal to the Daily Lease Rate, multiplied by the number of days elapsed from and including the Acceptance Date with respect to the Aircraft to but excluding the Rent Commencement Date.

          (ii) On the First Basic Rent Date and on each Basic Rent Date thereafter, to and including the Last Basic Rent Date, an amount equal to the Basic Rent set forth on Schedule 2-A to Lease Supplement No. 1.

          (iii) After the Expiration Date until the Aircraft is returned to the Lessor in accordance with the terms and conditions of this Lease, an amount equal to the Basic Rent. Such amount shall be payable from and after the Expiration Date until the return of the Aircraft to the Lessor as provided under this Lease. Such amount shall be payable on the same dates and with the same frequency as Basic Rent was payable during the Term.

     (c) In addition,  Lessee shall pay to Lessor (or Secured Party, pursuant to
Section 3(d) below) the following amounts (herein referred to as "Supplemental Rent" and, together with all Basic Rent, collectively as "Rent"): (i) any other amount payable hereunder which Lessee assumes the obligation to pay, or agrees to pay, under this Lease to Lessor or others; (ii) on the date provided herein, any amount payable hereunder as Casualty Value and/or any amounts due pursuant to any Rider or Addendum hereto plus any and all amounts regarding the same; and
(iii) interest at the lesser of the Late Payment Rate or the highest rate of interest permitted by applicable law for the number of days actually elapsed on any amount payable hereunder not paid when due, plus, if not paid when due, as an administrative and late charge, an amount equal to the Administrative Charge. The expiration, cancellation or other termination of Lessee's obligation to pay Basic Rent hereunder shall not terminate, limit or modify the obligations of Lessee with respect to Supplemental Rent, which shall survive such expiration, cancellation or other termination of the Lease.


     (d) Except as provided in the next sentence of this Section 3(d), all payments of Rent or other amounts required hereunder shall be made to Lessor in immediately available United States funds on the date payable hereunder at the address designated by Lessor for payment, by wire transfer to an account specified by Lessor or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee. Anything herein or in any other Lease Document to the contrary notwithstanding, so long as the Secured Note is outstanding and the Lien of the Loan Agreement has not been discharged, (i) Lessor hereby irrevocably directs, and the Lessee agrees, that all payments of Rent payable to the Lessor hereunder or under any of the other Lease Documents shall be paid directly to the Secured Party at the time and in the funds of the type specified in this Section 3(d) by transferring such funds to the Secured Party at its account at Banker's Trust, One Banker's Trust Plaza, New York, NY 10006, Account Name: General Electric Capital Corporation, Account # 50202962,

ABA # 021001033 (the "Secured Party's Account") or to such other place in the United States of America as the Secured Party shall notify the Lessee in writing; provided, however, so long as no Loan Event of Default has occurred, and Lessee has first paid to Lessor that certain portion of each Basic Rent payable on any Rent Payment Date during the Basic Term that is equal to the principal, interest and other amounts then due under the Note (the aggregate amount thereof, the "Note Installment"), Lessee shall pay directly to Lessor the remaining portion of such Basic Rent payment ("Lessor's Retained Rent"), in accordance with the first sentence of this Section 3(d), but at all times from and after the occurrence of a Loan Event of Default, Lessee will pay the full amount of each Basic Rent payment (including any and all payments of Lessor's
Retained Rent) directly to Secured Party; and (ii) without limiting the provisions of Sections 7 or 12(b), any and all Rent and other payments payable to Secured Party pursuant to this Section 3(d) shall be made directly to Secured Party without Abatement for any reason or under any circumstances whatsoever, whether attributable to any act or omission of Lessor, including any breach by Lessor of any of its obligations under or relating to this Lease, any of the transactions contemplated herein, the occurrence of any event of the type described in Sections 13(f), (o) or (p) of this Lease, or any rejection or assumption and assignment by Lessor of this Lease, or any present or future claims against Lessor or its successors or assigns (except that Lessee shall have the right to bring an independent cause of action against Verde Capital Corporation with respect to any such claims). As an accommodation, and not as a condition to Lessee's obligation to pay any amount hereunder, Secured Party will provide Lessee with notice of the amount of the Note Installment payable on the next Rent Payment Date, and if Lessee does not receive Secured Party's written notice specifying such amount, Lessee shall pay the entire Basic Rent payment to Secured Party, and, after applying such amount in the manner provided in the Loan Agreement, Secured Party will remit any balance remaining to Lessor (if and to the extent provided in the Loan Agreement).

     (e) If any Rent is due on a day that is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

SECTION 4. Title; Quiet Possession and Use.

     Title to the Aircraft shall at all times remain in Lessor (or such other entity as Lessor shall designate) and at no time during the Term shall title become vested in Lessee. Lessee shall acquire no right, title or interest in or to the Aircraft except the right to use the Aircraft pursuant to the terms of this Lease.

     Lessor warrants that during the term of this Lease, so long as no Event of Default or Default has occurred and is continuing hereunder, Lessee's possession and use of the Aircraft shall not be divested or interfered with by Lessor or anyone claiming by, through or under Lessor, except by Secured Party pursuant to its rights hereunder, or under the Loan Agreement or any of the other Loan Documents.

     The warranty set forth hereinabove is in lieu of all other warranties of Lessor, whether written, oral or implied, with respect to this Lease or the Aircraft, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 7 hereof, which obligations are and shall remain absolute, irrevocable and unconditional under all events and circumstances whatsoever.

SECTION 5. Disclaimer and Assignment of Warranties.

     LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, SECURED PARTY, THEIR RESPECTIVE AGENTS OR EMPLOYEES AND LESSEE EXPRESSLY AGREES THAT IT IS LEASING THE AIRCRAFT FROM LESSOR IN AN "AS IS" CONDITION. LESSEE FURTHER ACKNOWLEDGES THAT NEITHER LESSOR NOR SECURED PARTY HAS MANUFACTURED OR SUPPLIED THE AIRCRAFT AND THAT THE LESSOR ACQUIRED OR WILL ACQUIRE THE AIRCRAFT AND/OR THE RIGHT TO POSSESSION THERETO IN CONNECTION WITH THIS LEASE. NEITHER LESSOR NOR SECURED PARTY SHALL BE DEEMED TO HAVE MADE, AND LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXCEPT FOR THE WARRANTY OF QUIET POSSESSION AND USE), EITHER EXPRESS OR IMPLIED, AS TO THE AIRCRAFT, ANY PART THEREOF, ANY RECORDS, OR ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, CONDITION, CAPACITY OR DURABILITY OF THE AIRCRAFT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, USE OR OPERATION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS, TITLE, SAFETY, THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE AIRCRAFT WITH THE REQUIREMENTS OF ANY LAW, RULE, REGULATION OR STANDARD PERTAINING THERETO, OR THE CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT RELATING THERETO OR ANY INTERFERENCE OR ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR OR SECURED PARTY BE LIABLE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR OR SECURED PARTY, FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE AIRCRAFT OR ANY PART THEREOF OR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR OR SECURED PARTY FOR ANY LOSS, DAMAGE OR EXPENSE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE, ANY LOSS OF BUSINESS OR PROFITS OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF) CAUSED BY THE AIRCRAFT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER.

     If the Aircraft is not delivered, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the Manufacturer or Supplier and not against Lessor or Secured Party, and Lessee shall nevertheless pay all Rent and other sums payable hereunder.

     So long and only so long as an Event of Default or Default hereunder shall not have occurred and be continuing, and so long and only so long as the Aircraft shall be subject to this Lease and Lessee shall be entitled to possession of the Aircraft hereunder, Lessor assigns to Lessee and authorizes

Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Aircraft or any part thereof, (including, without limitation, any warranty of Manufacturer or Supplier). Notwithstanding the foregoing, Lessee shall not attempt to enforce any such performance in the name of Lessor by legal proceeding without Lessor's prior written approval. Lessor reserves the right to approve all pleadings and legal process bearing its name.

SECTION 6. Representations, Warranties and Agreements of Lessee.

     Lessee represents, warrants and agrees as follows:

     (a) Due Organization. Lessee has the form of business organization indicated in the caption of this Lease and is duly organized and existing in good standing under the laws of the state listed in the caption of this Lease and is duly qualified to do business wherever necessary to carry on its present business and operations, including, without limitation, the Primary Hangar Location, and to own its property.

     (b) Due Authorization; No Violation. This Lease and all of the other Lease Documents have been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, do not require any further shareholder, member, manager or partner approval, do not require the approval of, or (with the exception of the notice required by Section 91.23 of the FAR and which notice has been or shall be given concurrently with the terms thereof) the giving notice to, any Federal, state, local or foreign governmental authority and do not contravene any law binding on Lessee, any affiliate, or member including, without limitation, the Sarbanes-Oxley Act of 2002 (including
Section 402 of said act) and the Securities Exchange Act of 1934, as amended (including Section 13 of said act) or contravene any provision of, or constitute a default under any certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, Loan Agreement, or other instrument to which Lessee is a party or by which it may be bound.

     (c) Enforceability. This Lease and each of the other Lease Documents have been duly executed and delivered by authorized representatives of Lessee and constitute the legal, valid and binding obligations of Lessee enforceable in accordance with their respective terms.

     (d) Financial Statements. Upon the request by Lessor or Secured Party, Lessee agrees to furnish a copy of the balance sheet of Lessee and related statements of income and retained earnings of Lessee, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accounting firm of recognized standing and which is reasonably acceptable to Lessor and Secured Party, each on a comparative basis with corresponding statements for the prior fiscal year or corresponding period of the prior year, as specified by Lessor or Secured Party, all in reasonable detail and certified by the treasurer or principal financial officer of Lessee. All credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects.

     (e) Furnishing of Information. Lessee agrees that it shall furnish from time to time to Lessor and Secured Party such information relating to Lessee, its subsidiaries and/or affiliates as such party shall reasonably request.

     (f) Name, Location of Chief Executive Offices and Organizational Identification Number. Lessee warrants that Lessee's exact legal name as shown on its certificate or articles of incorporation or by-laws, or certificate of articles of organization, each as amended as of the date of this lease; Lessee's state-issued organizational identification number (if any); and the address of Lessee's mailing, chief executive offices and principal place of business are all correct as set forth in Schedule No. 2 to Lease Supplement No. 1. Lessee agrees (i) that it shall not change its legal name without prior written notice to Lessor and Secured Party and (ii) that it shall give Lessor and Secured Party thirty (30) days' prior written notice of any relocation of said chief executive offices or principal place of business from its present location. Within the previous six (6) years Lessee has not changed its name, done business under any other names, changed its chief place of business from its present location or merged or been the surviving entity of any merger other than the change of its name from Ugly Duckling Credit Corporation to DriveTime Credit Corporation and the relocation of its chief place of business from 2525 E. Camelback Road, Suite 500, Phoenix, Arizona to 4020 E. Indian School Road, Phoenix, Arizona.

     (g) Documents on Board. A current and valid Registration Application or Certificate of Aircraft Registration and Standard Airworthiness Certificate (FAA Form AC 8100-2) pertaining to the Aircraft and a copy of this Lease and the Lease Supplements, will be kept on board the Aircraft at all times during the Term. In addition, for all operations outside the continental United States, the Lessee shall maintain either a permanent Certificate of Registration or "fly-time wire" (FAA Standard Form 14) on board the Aircraft.

     (h) Litigation. There are no proceedings pending or, so far as the officers of Lessee know, threatened against or affecting Lessee or any of its property before any court, administrative officer or administrative agency which would, directly or indirectly, adversely affect or impair the title of Lessor to, or the Lien of Secured Party against, the Aircraft, or which, if decided adversely, affect the financial condition or operations of Lessee or the ability of Lessee to perform its obligations under this Lease.

     (i) No Adverse Mortgages. Neither Lessor's right, title and interest in and to the Aircraft and the Rent, nor Secured Party's Lien thereon, will be adversely affected or impaired by the terms of any mortgage, loan agreement or Loan Agreement or any other contract, agreement or instrument to which Lessee is a party, or under which it or any of its property is or may become bound. In addition, no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Aircraft, the Airframe or any Engine, or in any manner affects or will affect adversely Lessor's and Secured Party's respective rights, title and interests therein.

     (j) Taxes. Lessee has filed or caused to be filed and will continue to file all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid and will continue to pay all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by Lessee, to the extent that such taxes have heretofore or in the future become due and payable.

     (k) Possession and Liens. Lessee will not sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of the Aircraft, Engine or

Part (except for delivery of possession of the Aircraft or any Engine or Part to another Person for testing, service, repair, maintenance, overhaul or, to the extent permitted hereby, alteration or modification), or attempt or offer to do any of the foregoing. Lessee will not directly or indirectly, voluntarily or involuntarily, create, incur, assume or suffer to exist any Liens on or with respect to the Aircraft or any Part, Lessor's title thereto or any interest of Lessor therein (and Lessee will promptly, at its own expense, take such action as Lessor deems necessary or advisable to duly discharge any such Lien), except Permitted Liens. In the event that Lessee fails to take action to discharge or remove any such Lien, Lessor or Secured Party may take such action as it deems necessary or appropriate to discharge or remove such Lien. Lessee shall reimburse Lessor or Secured Party, as the case may be, on demand for any costs incurred by such party in connection with such action together with interest at the Late Payment Rate. Lessor's and Secured Party's rights hereunder are in addition to, and not in derogation of, any other rights which Lessor or Secured Party may have hereunder, at law or in equity.

     (l) Good Title. Lessor will be the owner of the Aircraft as of the Acceptance Date and will have good and marketable title to the Aircraft, free and clear of all Liens other than any Liens created in favor of Lessor under this Lease, and the Lien of the Secured Party.

     (m) Records. Lessee has reviewed all Records with respect to the operation and maintenance of the Aircraft prior to the Acceptance Date and such Records have been kept in accordance with the requirements of the FAR and industry standards. Lessee shall maintain all such Records during the Term in accordance with the requirements of the FAA, and any manufacturer's instructions for continued airworthiness and inspection and maintenance programs or requirements as the requirements of this Lease.

     (n) Claims. Lessee has no pending claims, and does not have knowledge of any facts upon which a future claim may be based, against any prior owner, the Manufacturer or Supplier of the Aircraft or of any Engine or part thereof for breach of warranty or otherwise.

     (o) Addenda, Exhibits and Riders. Lessee shall perform all of its agreements, undertakings and obligations set forth in the Addenda, Exhibits and Riders hereto and shall comply with all of the terms and conditions set forth in such Addenda, Exhibits and Riders.

     (p) U.S. Citizen. Lessee is and will continue to be a "citizen of the United States" within the meaning set forth in 49 USC Section 40102 (a) (15).

     (q) Engines. Each of the Engines has 750 or greater rated takeoff horsepower or the equivalent of such horsepower.

     (r) Incidental Use. The operation of the Aircraft by Lessee is incidental to a business purpose of Lessee (other than the business of transportation by air), and although the Aircraft can be used occasionally for personal use by any person or persons affiliated with Lessee (subject to the insurance, legal compliance and other provisions of this Lease), the predominant use of the Aircraft shall be for business or commercial purposes.

SECTION 7. Net Lease.

     This Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent hereunder and the rights of Lessor in and to such Rent, shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination, modification or repudiation by Lessee or any abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, "Abatements") for any reason or under any circumstance whatsoever, including, without limitation, Abatements due to any present or future claims of Lessee against Lessor, its successors and assigns whether under this Lease or otherwise, Secured Party, the Manufacturer, the Supplier or any other Person for whatever reason. Lessee hereby waives any and all existing and future claims to any Abatement against such Rent, and agrees to pay all such Rent regardless of any Abatement which may be asserted in connection with this Lease, the Aircraft or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, the Aircraft or any part thereof from whatsoever cause, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all Rent payable to Lessor (or as provided herein, to Secured Party) hereunder shall be, and continue to be, payable in all events unless and until the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Lessee, to the maximum extent permitted by applicable law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease. All payments by the Lessee of Rent made hereunder as required hereby shall be final absent manifest error, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Lease shall be terminated by operation of law or otherwise except as expressly provided herein, then, to the extent not previously paid in connection with such termination or otherwise, the Lessee shall nonetheless pay to Lessor (or as provided herein, to Secured Party) an amount equal to each Rent payment at the time and in the manner that such payment would become due and payable hereunder if this Lease had not been terminated.

SECTION 8. Taxes.

     Lessee agrees to: (i) file directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any sales, use, or personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Aircraft and shall pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Aircraft directly to the appropriate taxing authorities, and (ii) (a) pay when due as requested by Lessor or Secured Party, and (b) defend and indemnify Lessor and Secured Party against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon the Aircraft or with respect to landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder, or with respect to any of the Loan Documents, or any of the transactions contemplated therein, other than taxes on or measured solely by the net income of Lessor (the items referred to in (i) and (ii) above being referred to herein as "Impositions"). Any Impositions which are not paid when due and which are paid by Lessor or Secured Party shall, at such party's option, become immediately due from Lessee to the party making such payment. Notwithstanding the foregoing, Lessee shall pay, indemnify Lessor for and hold Lessor harmless on a net after-tax basis from and against, all Impositions on or measured by the net income of Lessor imposed against Lessor by any local or foreign government or other local or foreign taxing authority if and to the extent that Lessor would not have incurred such Impositions but for the operation or presence of the Aircraft within the jurisdiction asserting an Imposition.

     The liability of Lessee to make indemnification payments and otherwise perform its obligations under this Section 8 shall, notwithstanding any expiration, cancellation or other termination (whether voluntary, as the result of a Default or Event of Default, or otherwise) of this Lease, continue to exist until such indemnity payments are irrevocably made in full by Lessee and such payments are received by the Indemnitee to whom such payments are to made, and all such other obligations are fully performed, pursuant to this Section 8. If any Claim is made against Lessee or any Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

SECTION 9. Compliance and Use.

     Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and/or the Aircraft, its use or possession. The Lessee acknowledges that this is a commercial transaction. The Aircraft shall be used in furtherance of Lessee's business or other objectives, provided, however, that the Aircraft shall be used for the purposes warranted in Section 6(r), but in any event, predominantly for business and commercial purposes. The Aircraft shall be used solely in a passenger configuration that is supported by a properly completed FAA Form 337. Lessee will not operate or permit the Aircraft to be operated at any time or in any geographic area when or where insurance required by the provisions hereof shall not be in effect. Lessee will not operate or permit the Aircraft to be operated in a manner, for any time period, such that Lessor or a third party (except, where expressly permitted hereunder, an air carrier or air taxi operator certificated under Part 121 or Part 135 of the Federal Aviation Regulations) shall be deemed to have "operational control" of the Aircraft. Lessee shall not operate or permit the Aircraft to be operated under Part 135 of the Federal Aviation Regulations. Throughout the Term, the possession, use and maintenance of the Aircraft shall be at the sole risk and expense of Lessee and the Aircraft shall be based at the Primary Hangar Location set forth in Schedule No. 2 to Lease Supplement No. 1. The Aircraft will, at all times be operated by at least two duly qualified pilots having (a) the required FAA type rating for the Aircraft, (b) the required FAA pilot certificates and ratings, (c) a valid FAA Medical Certificate, (d) satisfied all security requirements imposed by any governmental authority having jurisdiction and (e) met any and all requirements established and specified by (i) the FAA, the Transportation Security Administration and any other applicable governmental authority and (ii) the insurance policies required under this Lease. IN ADDITION, EXCEPT AS EXPRESSLY PERMITTED BY THE FOLLOWING PARAGRAPH, THE AIRCRAFT SHALL NOT BE OPERATED, USED OR LOCATED OUTSIDE THE CONTINENTAL UNITED STATES.

     Notwithstanding the foregoing, Lessor agrees that the Aircraft may be flown temporarily to any country in the world in connection with the conduct of Lessee's business; provided, however, that in no event may the Aircraft temporarily fly, be operated, used or located in, to or over any such country or area (1) which is excluded from coverage by any insurance policy in effect with respect to such Aircraft or by any insurance policy required by the terms hereof or any country or area not specifically and fully covered by such insurance; (2) in a recognized or threatened area of hostility unless fully covered to Lessor's and Secured Party's satisfaction by hull, political, expropriation, hijacking and war risk insurance; (3) with which the United States of America does not maintain favorable diplomatic relations; or (4) in a manner that causes it to be deemed to have been used or operated "predominantly" outside of the United States, as that phrase is used in Section 168(g)(1)(A) of the Code. Lessee further agrees that it shall not operate the Aircraft, or permit the Aircraft to be operated in any manner unless the insurance coverages set forth herein are in full force and effect.

     Without limiting Lessee's indemnities and other agreements under this Lease, Lessee hereby: (i) expressly assumes sole responsibility for the determination and implementation of all security measures and systems necessary or appropriate for the proper protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts directly or indirectly affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts, and (ii) agrees to provide to Lessor promptly upon request with evidence of Lessee's compliance with its obligations under this Section 9 (but in no event shall Lessor, in its capacity as lessor, owner or otherwise, be deemed to have any duty with respect to any security measures imposed by this Lease or applicable law, whether or not complied with by Lessee, as the full and exclusive assumption of responsibility by Lessee of such responsibility is of the essence of this Lease, and a condition to Lessor's participation in the transactions contemplated herein).

     Lessee agrees that it shall be solely responsible for any fines, penalties, or forfeitures arising out of the operation and use of the Aircraft hereunder (except for those fines, penalties, or forfeitures that may be levied directly against a crewmember or certificate maintenance provider).

SECTION 10. Loss or Damage.

     (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of any Event of Loss with respect to the Airframe and/or Aircraft, Lessee shall notify Lessor and Secured Party of any such Event of Loss within five (5) days of the date thereof. On the next Basic Rent Date following the date of such notice (or, if such Event of Loss occurs after the Last Basic Rent Date, within thirty (30) days after such notice), Lessee shall pay to Lessor any Rent then due, plus the Casualty Value of the Aircraft determined as of the Basic Rent Date immediately following the date of such notice, together with interest at the Late Payment Rate for the period (if any) from the Basic Rent Date following the date of such notice through the date of payment. Upon making such payment and all Rent due and owing, Lessee's obligation to pay further Basic Rent for the Aircraft subsequent to such payment shall cease, but Lessee's obligation to pay Supplemental Rent as well as any other amounts due under this Lease, if any, for the Aircraft shall remain unchanged. Except in the case of loss, permanent disappearance, destruction or Return to Manufacturer, and unless possession thereof is required to be delivered to a third party insurance carrier in order to settle an insurance claim, Lessor shall be entitled to recover possession of the Aircraft and Lessor shall be entitled to any salvage value in excess of the Casualty Value paid to Lessor. Any amounts received at any time by the Lessor, Secured Party or Lessee as a result of the occurrence of an Event of Loss (whether insurance proceeds or payments made in connection with a Return to Manufacturer or Requisition for Use) shall be applied as follows: (i) all such payments received at any time by Lessee shall be promptly paid to Lessor or if the Lien of the Loan Agreement shall not have been terminated or discharged, to Secured Party, for application pursuant to the Loan Agreement, and, thereafter, pursuant to the provisions of this Section 10; (ii) any balance then remaining after such application by Secured Party, up to the amount of the Casualty Value required to be paid by Lessee pursuant to this Section 10(a), shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount; and (iii) the balance shall be retained by Lessor. Notwithstanding the foregoing provisions of this Section 10(a), so long as any Event of Default or other Loan Event of Default shall have occurred and be continuing, any amount that otherwise would be payable to or for the account of, or that otherwise would be retained by, Lessee or Lessor pursuant to this
Section 10 shall be paid to Secured Party so long as the Aircraft is subject to the Lien of the Loan Agreement (and after such Lien is discharged in accordance with the Loan Agreement, to Lessor) as security for the obligations of Lessor under the Loan Documents and Lessee under this Lease and, applied first to Lessor's obligations under the Loan Documents, and thereafter, any balance then remaining shall be applied against Lessee's payment obligations hereunder when and as they become due and payable and, at such time thereafter as no Event of Default or other Loan Event of Default shall be continuing, such amount shall, to the extent not theretofore applied as provided herein or in the Loan Agreement, be paid promptly to Lessee or as it may direct. Lessor shall be under no duty to Lessee to pursue any claim against any Person in connection with an Event of Loss, but Lessee may at its own cost and expense and with Lessor's prior written consent pursue the same on behalf of Lessor in such manner as may be reasonably acceptable to Lessor.

     (b) Event of Loss with Respect to an Engine. Upon an Event of Loss with respect to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe upon which such Engine was installed, Lessee shall give Lessor prompt written notice thereof and shall within thirty
(30) days after the occurrence of such Event of Loss, duly convey to Lessor title to a similar or better engine of the same make and model number as the Engine suffering the Event of Loss. Such engine shall be free and clear of all Liens, have a value, utility, and useful life at least equal to, and be in as good an operating condition as, the Engine suffering the Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. In connection with any such replacement, Lessee shall (i) furnish Lessor with a bill of sale with respect to the replacement engine, (ii) cause a Lease Supplement (having a form and substance acceptable to Lessor and Secured Party), subjecting such replacement engine to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution, (iii) cause a supplement to the Loan Agreement (having a form and substance acceptable to Lessor and Secured Party) for such replacement engine, to be delivered to Lessor and to Secured Party for execution and, upon such execution, to be filed for recordation in the same manner as provided for the Loan Agreement, (iv) furnish Lessor and Secured Party with an opinion of the Lessee's counsel to the effect that (A) each of the bill of sale and Lease Supplement required above constitutes a legal, valid, binding and enforceable obligation of the Lessee (subject to customary qualifications as to bankruptcy and equitable principles), and (B) all filings, recordings and other action necessary or appropriate to perfect and protect the Lessor's and the Secured Party's respective interests in the replacement engine (and any other collateral securing the Secured Note) have been accomplished, (v) furnish Lessor and Secured Party with an Officer's Certificate of Lessee certifying that as of the date of the substitution of the replacement engine, and upon consummation of the substitution, (1) no Event of Default has occurred and is continuing, and (2) the replacement engine conforms to the requirements of this Lease, (vi) furnish Lessor and Secured Party with an appraisal in form and substance satisfactory to both parties, from an independent appraiser satisfactory to both parties, that the replacement engine has a fair market value, utility, condition, remaining economic useful life and estimated residual value at least equal to the Engine replaced (assuming such Engine had not suffered an Event of Loss and was in the condition required to be maintained by the terms of this Lease), and (vii) furnish such other documents and evidence as the Lessor or Secured Party may reasonably request in connection with any such substitution. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee, without recourse, representation or warranty of any kind whatsoever other than as to Lessor's Liens, all of Lessor's right, title and interest, if any, in and to the Engine suffering the Event of Loss. SUCH TRANSFER SHALL BE "AS-IS, WHERE-IS" AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ENGINE SO TRANSFERRED TO LESSEE other than as to Lessor's Liens. Each such replacement engine shall, after such conveyance be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereby. No Event of Loss with respect to an Engine shall result in any reduction or delay in the payment of Basic Rent or relieve Lessee of any obligation under this Lease.

     (c) Risk of Loss. Except as otherwise specifically provided in this Section, Lessee shall bear the risk of loss, damage or partial destruction of the Aircraft and shall not be released from its obligations hereunder in the event of any damage to the Aircraft or any part thereof or any Event of Loss relating thereto.

SECTION 11. Indemnification.

     Lessee assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless Lessor and Secured Party, their respective agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns (each, an "Indemnitee"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this Lease, any of the other Lease Documents or any documents contemplated hereby, or any of the Loan Documents, or any of the transactions contemplated therein, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer's, vendor's or dealer's warranties on the Aircraft or any part thereof, (including, without limitation, any warranty of any Manufacturer or Supplier), the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, management, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement). Notwithstanding the foregoing, Lessee shall not be required to indemnify an Indemnitee for any Claim caused solely and directly by the gross negligence or willful misconduct of such Indemnitee (unless imputed by applicable law).

     The liability of Lessee to make indemnification payments shall, notwithstanding any expiration, cancellation or other termination (whether voluntary, as the result of a Default or Event of Default, or otherwise) of this Lease, continue to exist until such indemnity payments are irrevocably made in full by Lessee and received by the Indemnitee to whom such payments are to made pursuant to this Section 11. If any Claim is made against Lessee or any Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

SECTION 12. Assignment and Sublease.

     (a) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, CHARTER, SUBLEASE (WITH OR WITHOUT CREW, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR LESSOR'S INTEREST IN AND TO THE LEASE OR THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, CHARTER, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR SHALL BE NULL AND VOID. IN ADDITION, LESSEE SHALL NOT ENTER INTO ANY INTERCHANGE AGREEMENT AFFECTING THE AIRCRAFT OR RELINQUISH POSSESSION OF THE AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE OR PART, OR PERMIT ANY ENGINE OR PART TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME LEASED HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN. In addition, the foregoing shall not be deemed to prohibit the delivery of possession of the Aircraft, any Engine or Part to another Person for testing, service, repair, maintenance, overhaul or, to the extent permitted hereby, alteration or modification. No acceptance, assignment, subletting, relinquishment or installation shall in any event relieve Lessee of primary, absolute and unconditional liability for its duties and obligations under this Lease.

     (b) In order to secure the indebtedness evidenced by the Secured Note and certain other obligations as provided in the Loan Agreement (the
"Indebtedness"), the Loan Agreement provides, among other things, for the assignment by Lessor to Secured Party of Lessor's right, title and interest in, to and under this Lease and each of the other Lease Documents to the extent set forth in the Loan Agreement (but none of Lessor's obligations hereunder or thereunder), and for the creation of a security interest in the Aircraft in favor of Secured Party. Lessee hereby consents to such assignment and to the creation of such security interest pursuant to the terms and provisions of the Loan Agreement and to any assignment or other transfer which may occur pursuant to the exercise of any remedy set forth in the Loan Agreement. Lessee (i) acknowledges that, to the extent provided in the Loan Agreement, such assignment and security interest provides Secured Party with the exclusive right (but without any obligation) to exercise all rights of Lessor hereunder or under any of the other Lease Documents to modify, terminate or cancel any of the Lease Document or to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder or with respect to any other Lease Documents; (ii) acknowledges receipt of an executed counterpart of the Loan Agreement as in effect on the date hereof (and agrees that it will not take any action under, or enter into any agreement relating to this Lease, that conflict with the Loan Agreement or this Section 12); (iii) acknowledges that any such assignment does not, and will not, materially change its duties or materially increase its burdens or risks hereunder and that any such assignment shall be permitted even if the assignment would be or is deemed to materially affect Lessee's interests hereunder; (iv) acknowledges that, notwithstanding the provisions of Section 4 or any implied warranty of quiet use, possession or enjoyment under any applicable law, the rights, title and interests of Lessee (and any party claiming through Lessee) in and to the Aircraft, and hereunder (including with respect to all amounts that are otherwise payable to Lessee hereunder), are subject and subordinate in all respects to Secured Party's rights, title and interests in the Aircraft, including, all of Secured Party's rights and remedies under the Loan Agreement and the other Loan Documents, and, as collaterally assigned by Lessor, hereunder; and (v) agrees that, to the extent provided in the Loan Agreement, Secured Party shall have all the rights of the Lessor hereunder and under the other Lease Documents and, in exercising any right or performing any obligation of Lessor hereunder or thereunder, shall be subject to the terms hereof.

     (b) Without limiting any term of this Lease or the Loan Agreement, upon the occurrence of any Loan Event of Default (whether or not arising hereunder), Secured Party shall have the right at its sole election to exercise any and all of the following remedies (i) Secured Party may exercise all of its rights, powers and remedies under the Loan Agreement, including, without limitation, its right to repossess or demand return of the Aircraft, notwithstanding any rights or interests Lessor, Lessee or any other such party may have; (ii) pursuant to
Section 3(d), Secured Party may notify Lessee to make all payments of Lessor's Retained Rent payable to Lessor hereunder directly to Secured Party, and in such event Lessor agrees not to collect any such payments thereafter; (iii) Secured Party may enforce, modify or terminate this Lease and any sublease; and (iv) Secured Party may exercise remedies against or with respect to the Collateral; and (v) Secured Party may exercise any other remedy available to it pursuant to applicable law. All rights granted hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect Secured Party's rights under the Loan Documents, or any other agreement, statute or rule of law. Each of Lessor and Lessee agrees to cooperate with Secured Party's exercise of any such rights, powers and remedies, including the return of the Aircraft to Secured Party upon demand. Lessee and Lessor shall be jointly and severally liable for any costs, charges or expenses incurred by Secured Party in enforcing or protecting its rights under this Lease.

     (c) Subject to the Loan Agreement, Lessor may not otherwise mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Lease, any of the other Lease Documents or the Aircraft or any Rent or other sums due or to become due hereunder or thereunder. Secured Party (whether as collateral assignee or otherwise) may at any time, with or without notice to Lessee, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Lease, any of the other Lease Documents (including any Rent or other sums due or to become due hereunder or thereunder) or the Aircraft, and Lessee shall perform all of its obligations under this Lease for the benefit of such assignee, Secured Party, creditor, mortgagee, transferee or Person (hereinafter an "Assignee"). Lessee further agrees, if so directed in writing, to, among other things, pay all sums due or to become due hereunder directly to the Assignee or any other party designated in writing by Secured Party or any such Assignee. Upon the request of Secured Party or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Secured Party or to such Assignee an acknowledgment of assignment in form and substance satisfactory to the requesting party which, among other things, reaffirms the basic terms and conditions of this Lease and (ii) to comply with the reasonable demands of any such Assignee in order to perfect any such assignment or transfer.

     (d) This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by (i) Lessor and its successors, and Secured Party, and Secured Party's successors, assigns, agents and servants and (ii) Lessee and its successors and, to the extent expressly permitted by Lessor, assigns.

SECTION 13. Events of Default.

     The term "Event of Default", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

     (a) Lessee shall fail to make any payment of Rent, Casualty Value, if applicable, and/or any amount due pursuant to any Rider, Exhibit or Addendum hereto within ten (10) days after any or all of the same shall become due and payable, or, upon demand, any other amount required to be paid herein or under any other agreement with Lessor or Secured Party; or

     (b) Lessee shall fail to keep in full force and effect any of the insurance required hereunder, or shall operate the Aircraft at a time when, or at a place in which, such insurance shall not be in effect; or

     (c) Lessee shall fail to perform or observe any covenant, condition or agreement, (other than those specifically referred to in this Section) required to be performed or observed by it under this Lease or any Rider, Exhibit or Addendum hereto or any other agreement, document or certificate delivered by or on behalf of Lessee in connection herewith, and such failure shall continue for ten (10) days after written notice thereof from Lessor or Secured Party to Lessee; or

     (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor, Secured Party, or any affiliated person, firm or entity controlling, controlled by or under common control with Lessor or Secured Party, under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor, Secured Party or such other affiliated person, firm or entity affiliated with Lessor or Secured Party; or

     (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor or Secured Party, shall prove to be or to have been false or incorrect in any material respect; or

     (f) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses, (which, in the case of a proceeding commenced against Lessee, has not been dismissed within sixty (60) days of the filing thereof) the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties or businesses, if Lessee suffers the entry of an order for relief under Title 11 of the United States Code or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or

     (g) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or

     (h) Lessee sells, transfers or disposes of all or substantially all of its respective stock, assets or property, merges with or into any other entity or engages in any form of limited liability company or corporate reorganization, becomes the subject of, or engages in, a leveraged buy-out or the Lessee shall terminate its existence by merger, consolidation or sale of substantially all of its assets or otherwise; or

     (i) if Lessee is a privately held corporation, and more than 50% of Lessee's voting capital stock or effective control of Lessee's voting capital stock issued and outstanding from time to time is not retained by the holders of such stock on the date of this Lease; or

     (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933, as amended; or

     (k) Lessee shall generally fail to pay its debts as they became due and such failure shall continue for three (3) Business Days after written notice by Lessor or Secured Party or Lessee shall admit its inability to pay its debts or obligations generally as they fall due; or

     (l) Lessor or Secured Party shall determine, in such party's sole discretion and in good faith, that there has been a material adverse change in the business, operations or financial condition of the Lessee since the date of this Lease or that Lessee's ability to make any payment hereunder promptly when due or otherwise comply with the terms of this Lease or any other agreement between Lessor and Lessee is materially impaired; or

     (m) the failure to return the Aircraft to Lessor at the end of the Term in accordance and in compliance with the terms and conditions hereof, the Aircraft shall be abused, substantially damaged (without being repaired in accordance with the provisions hereof) or destroyed (without payment of the applicable Casualty Value in accordance with the terms and conditions hereof); or

     (n) Lessee shall or shall attempt to remove, sell, transfer, charter, interchange, convey, pledge, mortgage, encumber, part with possession of, assign or sublet (with or without one or more crewmembers) the Aircraft or any part thereof, use the Aircraft for an illegal purpose or permit the same to occur or Lessee shall create, incur, assume or suffer to exist any Lien (other than Permitted Liens) with respect to the Aircraft, this Lease or Lessor's interests thereunder; or

     (o) (i) there is a default under either of the Lease Guaranties or there is any repudiation of either of the Lease Guaranties by the Lease Guarantors or any allegation or determination that either Lease Guaranty is unenforceable in any material respect; or (ii) any event or condition set forth in subsections (b) through (l) of this Section shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease; or

     (p) any event or condition set forth in subsections (d) through (j) of this Section shall occur with respect to any affiliated person, firm or entity controlling, controlled by or under common control with Lessee; or

     (q) solely for the benefit of Secured Party (as Lessor's collateral assignee, as provided in Section 12), unless and until the Indebtedness is indefeasibly paid in full to Secured Party in accordance with the Secured Note, the Loan Agreement and the other Loan Documents and the Lien of the Secured Party has been discharged pursuant to the Loan Agreement, any Loan Event of Default shall occur (a "Cross Default").

     Lessee shall promptly notify Lessor and Secured Party of the occurrence of any Default or Event of Default.

SECTION 14. Remedies.

     (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default (provided that no such declaration shall be a condition to any suit against Lessee for specific performance of a defaulted covenant or for damages in respect of such default upon such occurrence or at any time thereafter), and at any time thereafter, whether or not such Event of Default shall be continuing, Lessor may exercise any one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect (except that, without limiting the provisions of Section 12(b), Secured Party shall have all the rights of the Lessor, exclusively, hereunder, under the Lease Guaranties and under the other Lease Documents, unless and until the Indebtedness is indefeasibly paid in full to Secured Party in accordance with the Secured Note, the Loan Agreement and the other Loan Documents and the Lien of the Secured Party has been discharged pursuant to the Loan Agreement):

          (i) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for breach thereof.

          (ii) By notice cancel or terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided and thereupon (A) if so requested by Lessor, Lessee shall at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate and in the condition required upon the return thereof pursuant to and in accordance with the terms of this Lease, (B) Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same, together with any Engines and Parts by self-help, summary proceedings or otherwise without any liability of any kind whatsoever on the part of Lessor for or by reason of such entry or taking of possession and Lessee hereby waives any cause of action it may have arising from, or in connection with, the foregoing and/or (C) Lessee will provide storage as set forth in this Lease. In addition, upon the written request of Lessor, Lessee, at its expense, will replace any engine installed on the Airframe with an Engine. Lessee shall, without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor has declared this Lease to be in default (plus all costs, charges and expenses including, legal fees and disbursements incurred by Lessor and/or Secured

     Party by reason of the occurrence of any Event of Default or the exercise of any of Lessor's remedies with respect thereto or otherwise).

          (iii) Demand and recover from Lessee the Liquidated Damages and other Rent whenever the same shall be due. Without limiting the generality of the foregoing, (A) upon the occurrence of an Event of Default, Lessor may, among other things, demand and recover from Lessee the applicable Liquidated Damages (in lieu of future Basic Rent, and not as a penalty) and other Rent then due, and/or demand that Lessee return the Aircraft in accordance with this Lease; and (B) if Lessee returns the Aircraft, and after Lessor disposes of it, Lessor will determine the amount, if any, of any credit or reimbursement or deficiency, as applicable, with respect to its obligation to pay such Liquidated Damages (all as contemplated in the definition of such term).

     (b) If any Default or Event of Default occurs or if Lessee fails to perform or comply with any of its agreements contained herein, Lessor shall have the right, but shall not be obligated, to effect such performance or compliance and the amount of any out-of-pocket expenses and other reasonable expenses of Lessor or Secured Party incurred in connection with the performance of or compliance with such agreements, as the case may be, together with interest thereon at the Late Payment Rate, shall be payable by Lessee promptly upon demand, and any such action by Lessor or Secured Party shall not be deemed a cure or waiver of any Default or Event of Default hereunder. Without limiting the foregoing, Lessee shall be liable for all costs, charges and expenses, including legal fees and disbursements, incurred by Lessor or Secured Party by reason of the occurrence of any Event of Default, the exercise of any of Lessor's rights or remedies with respect thereto (whether by Lessor, or Secured Party, as collateral assignee thereof) or otherwise.

     (c) Lessee hereby waives, to the maximum extent now or hereafter permitted by applicable law, for itself and for its successors or assigns any and all rights Lessee or Lessee's successors or assigns may have following an Event of Default under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft or relief from the payment of Rent therefor or otherwise with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession shall entitle Lessor to the immediate return of the Aircraft and to the Liquidated Damages calculated in the manner provided for in the definition of that term (as set forth herein).

     (d) No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor or Secured Party at law or in equity, including, without limitation, such rights and/or remedies as are provided for in the UCC. No express or implied waiver by Lessor or Secured Party of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor or Secured Party in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor or Secured Party shall not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein. All remedies set forth herein shall survive the expiration or other termination of this Lease for any reason whatsoever.

     (e) To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft in mitigation of Lessor's damages as set forth in this Section or which may otherwise limit or modify any of Lessor's or Secured Party's rights or remedies under this Section. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by Section 2A-508 to 2A-522 (inclusive) of the UCC, including, without limitation, any rights of Lessee (a) to cancel or repudiate this Lease or any supplement or any document relating thereto, (b) to reject or revoke acceptance of the Aircraft or any component thereof and (c) to recover from Lessor or Secured Party any general or consequential damages, for any reason whatsoever.

SECTION 15. Notices.

     All communications and notices provided for herein shall be in writing and shall become effective (i) upon hand delivery, (ii) upon delivery by an overnight delivery service, (iii) upon two (2) Business Days after being deposited in the United States mail with proper postage for first-class mail prepaid, sent by registered or certified mail, return receipt requested, and addressed to Lessor or Lessee at their respective addresses set forth under the signatures hereto, or to Secured Party at its address in Section 15 of the Loan Agreement, or such other address as any such party may hereafter designate by written notice to the other or (iv) or when sent by telecopy (with customary confirmation of receipt of such telecopy) on the Business Day when sent or upon the next Business Day if sent on other than a Business Day.

SECTION 16. Transaction Expenses.

     Lessee shall pay all actual and reasonable fees, costs and expenses incurred by Lessor or Secured Party in connection with this Lease, whether or not the transactions contemplated hereby are consummated, including, without limitation, appraisal fees, inspection fees, Lessor's and Secured Party's respective internal and external counsel fees and expenses and FAA Counsel fees and expenses, and FAA and UCC title and lien searches, reports, filing and recording fees, charges and taxes. Lessee also agrees to pay all fees and expenses of Lessor's and Secured Party's respective counsels, FAA Counsels and all other third parties who are engaged by Lessor or Secured Party to enforce Lessor's or Secured Party's rights and/or remedies hereunder, to update any FAA or UCC title and/or lien reports and/or to review, file and record any and all documents and instruments as required by Lessor or Secured Party or the FAA during and after the Term of this Lease.

SECTION 17. Miscellaneous.

     Each of Lessee and Lessor hereby acknowledges and agrees that Secured Party is an express third party beneficiary of all of the representations, warranties, acknowledgments, agreements and indemnifications made herein for the direct benefit of Secured Party, or for its benefit as collateral assignee thereof pursuant to the Loan Agreement.

     Any provision of this Lease which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision hereof prohibited or unenforceable in any respect.

     This Lease may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterpart containing the receipt therefore executed by Secured Party on or immediately following the signature page thereof being deemed the "original executed counterpart" and all other counterparts being deemed duplicates. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease. The actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, however this Lease shall be effective as of the date first above written.

     In order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created of any kind whatsoever, Lessee hereby grants and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to this Lease and any present and future subleases, management agreements, interchange agreements, charter agreements and any other present and future agreements of any kind whatsoever relating to the Aircraft or any part thereof and any and all proceeds of any and all of the foregoing, including insurance, goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations, and all present and future books and records relating to any of the foregoing and/or the Aircraft (including, without limitation, all tapes, cards, computer programs, computer runs and computer data in the possession or control of the Lessee, any computer service bureau or other third party); provided, however, that the foregoing grant of a security interest and lien shall not of itself be a factor in determining whether this Lease is one intended as security (or that this Lease is a grant of a security interest). Notwithstanding anything to the contrary contained herein or otherwise, should a court of competent jurisdiction determine that this Lease is one intended as security (or that this Lease is a grant of a security interest), then solely in that event and for the expressly limited purposes thereof, and in order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing of hereafter created of any kind whatsoever, Lessee shall be deemed to have hereby granted and conveyed, and for such express purposes Lessee hereby grants and conveys to Lessor, a security interest in and lien on the Aircraft, and all present and future parts, accessories, accessions and attachments thereto, and all present and future replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all the foregoing, including goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations, and all of Lessee's rights in and to any of the foregoing. The security interests and liens granted herein shall survive the termination, cancellation or expiration of this Lease for any reason whatsoever and shall remain in full force and effect until such time as Lessee has no further obligations of any kind whatsoever under this Lease, and without limiting the generality of Section 12(b) of this Lease, each of Lessee and Lessor hereby acknowledges that Lessor's rights under and with respect to each such grant has been collaterally assigned to Secured Party pursuant to the Loan Agreement.

     Lessee will promptly and duly execute and deliver to Lessor and Secured Party, and any assignee of Secured Party, such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor or Secured Party(and by any assignee of Secured Party), and UCC financing statements and continuation statements and control agreements, and will take such further action as Lessor and Secured Party, and any assignee of Secured Party, may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease as specified by the terms and conditions herein and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and Secured Party, and any assignee of Secured Party. Lessee irrevocably authorizes Lessor or Secured Party to file and record, and irrevocably appoints Lessor and Secured Party (and any assignee of Secured Party), its attorney-in-fact to act in Lessee's name and on its behalf (i) at any time to make, execute, deliver, file and record any UCC financing statements or UCC amendments and to take any action as Lessor or Secured Party (or any assignee of Secured Party) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto as to the execution, delivery, filing and/or recording of any such UCC financing statements or UCC amendments, and (ii) upon the occurrence of an Event of Default, to make, execute, deliver, file and record any instruments or documents (other than any UCC financing statements or UCC amendments which are authorized and permitted to be executed, delivered, filed or recorded at any time pursuant to the terms of subclause (i) above) and to take any other actions as Lessor or Secured Party (or any assignee of Secured Party) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto as to any instruments or documents (other than any UCC financing statements or UCC amendments which are authorized and permitted to be executed, delivered, filed or recorded at any time pursuant to the terms of subclause (i) above). Lessee hereby further irrevocably ratifies the foregoing authorization and appointment with regard to the execution, delivery, filing and recording of any instrument or documents (including, without limitation, any UCC financing statements or UCC amendments) and the taking of any action as Lessor or Secured Party (or any assignee of Secured Party) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto. Lessee hereby further covenants and agrees that it shall not file any corrective or termination statements with respect to any UCC financing statements, amendments or assignments filed or recorded by or for the benefit of Lessor with respect to the Aircraft or any other property or collateral related to the Aircraft or this Lease or on behalf of the Lessor without Lessor's and Secured Party's prior written consent. Lessee hereby further agrees that any signature, execution and delivery of any document or instrument may by satisfied, in Lessor's or Secured Party's (where applicable) sole discretion and to the extent permitted by the UCC, by authentication of such document or instrument as a record within the meaning of Article 9 of the UCC.

     Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. For purposes of 49 USC Section 44108 (c), Lessor and Lessee intend, by virtue of the Lessor having countersigned and accepted the Lease in Connecticut and by virtue of this Lease being delivered for closing purposes to Lessor in Connecticut, that this Lease has been executed and delivered in Connecticut. In all respects, this Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to principles of conflicts of law or choice of law, including all matters of construction, validity and performance. Lessee hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of Connecticut or the United States District Court for the

District of Connecticut, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. To the extent permitted by applicable law, this Lease shall be deemed a "finance lease" under Section 2A-103(g) of the UCC. LESSEE ACKNOWLEDGES AND AGREES THAT THIS LEASE IS A COMMERCIAL TRANSACTION. LESSOR AND LESSEE ALSO HEREBY KNOWINGLY AND FREELY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

SECTION 18. Amendments.

     This  Lease,  and  each  related   instrument,   document,   agreement  and
certificate, collectively constitute, and are intended to collectively constitute, the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the purchase and leasing of the Aircraft. The Lease cancels and supersedes any and all prior or contemporaneous oral or written understandings, memoranda, negotiations, communications and agreements with respect thereto including, without limitation, any proposal letter, commitment letter and/or term sheet delivered to the Lessee by Lessor, unless, with respect to any such written materials only, any term and/or condition thereof expressly supersedes any term and/or condition of this Lease.

     NO TERM OR PROVISION OF THIS LEASE MAY BE AMENDED, ALTERED, WAIVED, DISCHARGED OR TERMINATED, EXCEPT IN A WRITING SIGNED BY A DULY AUTHORIZED OFFICER OF THE PARTY AGAINST WHOM THE ENFORCEMENT OF THE AMENDMENT, ALTERATION, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT.

SECTION 19.  Truth in Leasing.

     LESSOR CERTIFIES THAT DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FAR. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FAR FOR OPERATIONS TO BE CONDUCTED UNDER THE LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE, WHOSENAME AND ADDRESS ARE SET FORTH IMMEDIATELY BELOW, ACTING BY AND THROUGH THE SIGNATORY HERETO, WHO EXECUTES THIS SECTION SOLELY IN HIS CAPACITY OF THE LESSEE SET FORTH BELOW HIS SIGNATURE, CERTIFIES THAT LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE. LESSOR AND LESSEE FURTHER CERTIFY THAT EACH UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FAR. AN EXPLANATION OF FACTORS BEARING ON OPERATIONALC ONTROL AND PERTINENT FAR CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.

     The execution hereof on behalf of Lessee and Lessor shall be deemed to constitute the acceptance by Lessee and Lessor of the terms and conditions of

Exhibit A hereto and each and every Addendum set forth hereto as if each of such Exhibit A and Addendum was separately and individually executed on behalf of such party hereto.


                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused the Lease to be duly executed by their respective officers thereunto duly authorized.

Lessor:                                     Lessee:
VERDE CAPITAL CORPORATION                   DRIVETIME CREDIT CORPORATION



By: _________________________               By: __________________________

Title:                                      Title: _________________________

Print Name: _________________               Print Name: ____________________

Date: _______________________               Date: __________________________

Address:    4020 E. Indian School Road      Address:  4020 E. Indian School Road
            Suite A                                   Phoenix, AZ  85018
            Phoenix, AZ  85018

     Receipt of the original executed counterpart of the foregoing Aircraft Lease is hereby acknowledged on this __ day of October, 2002.

                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Secured Party


                                            By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                                   Definitions


     (a) All References in the Lease to designated Sections and other subdivisions are to such designated Sections and other subdivisions only, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Lease as whole and not to any particular Section or other subdivision.

     (b) Except as otherwise indicated, all the agreements and instruments defined herein or in the Lease shall mean such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be waived or modified to the extent permitted by, and in accordance with, the terms thereof.

     (c) The terms defined herein and in the Lease shall, for purposes of the Lease and all Lease Supplements, Schedules and Exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular as the context requires.

     (d) The following terms shall have the following meanings for all purposes of the Lease:

     Basic Rent Date, Daily Lease Rate, Expiration Date, First Basic Rent Date, Last Basic Rent Date, Permitted Deductible, Primary Hangar Location, and Rent Commencement Date shall have the meanings set forth in Schedules 2 and 2-A to Lease Supplement No. 1 to the Lease.

     Abatements shall have the meaning set forth in Section 7 of the Lease.

     Acceptance Date shall mean the date (which date shall be no later than the date designated as the "Last Acceptance Date" on Schedule No. 2 to Lease Supplement No. 1) on which Lessee irrevocably and unconditionally accepts the Aircraft for lease under the Lease as evidenced by the execution and delivery of Lease Supplement No. 1 relating thereto dated such date.

     Additions shall have the meaning set forth in the Maintenance and Return Addendum hereto.

     Adjusted Interest Rate shall have the meaning set forth on Schedule 2-A to Lease Supplement No. 1.

     Administrative Charge shall mean an amount equal to five percent (5%) of the amount payable to which such charge applies.

     Alterations shall have the meaning set forth in the Maintenance and Return Addendum hereto.

     Aircraft shall mean (i) the Airframe, (ii) the Engines, and (iii) to the extent applicable, the Records, and all accessories, additions, accessions, alterations, modifications, Parts, repairs and attachments now or hereafter affixed thereto or used in connection therewith, and all replacements, substitutions and exchanges (including trade-ins) for any of the foregoing..

     Airframe shall mean (i) the Aircraft described in Schedule No. 1 to Lease Supplement No. 1, and shall not include the Engines and (ii) any and all Parts from time to time incorporated in, installed on or attached to such Aircraft and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of this Lease after removal from the Aircraft.

     Basic Rent shall have the meaning set forth in Section 3 of the Lease.

     Basic Term shall mean the number of months set forth on Schedule No. 2 to Lease Supplement No. 1.

     Business Day shall mean any day other than a Saturday, Sunday or other day on which banks located in Stamford, Connecticut are closed or are authorized to close.

     Casualty Value for any Basic Rent Date shall be the amount equal to the Lessor's Cost multiplied by the factor set forth on Schedule No. 3 for such Basic Rent Date except that, in the case of an Event of Loss covered by the insurance covering loss or damage to the Aircraft required to be maintained by Lessee pursuant to the Lease (or which would have been covered by such insurance, had such insurance been maintained as required), Casualty Value shall mean the higher of Fair Market Value or the amount equal to the Lessor's Cost multiplied by the factor set forth on Schedule No. 3 to Lease Supplement No. 1.

     Claims shall have the meaning set forth in Section 11 of the Lease.

     Closing Documents shall mean the documents identified as such on Lease Supplement No. 2 and such other documents as Lessor shall consider necessary or advisable in order to convey to Lessor title to the Aircraft as contemplated under the Lease, which documents shall be in form and substance satisfactory to Lessor.

     Default shall mean an event or circumstance which, after the giving of notice or lapse of time, or both, would become an Event of Default.

     Engine shall mean (i) each of the engines and, the auxiliary power unit described and listed by manufacturer's serial numbers in Schedule No. 1 to Lease Supplement No. 1 and currently installed on the Airframe covered by such Lease Supplement, whether or not thereafter installed on such Airframe or any other airframe from time to time; (ii) any engine and/or auxiliary power unit which may from time to time be substituted, pursuant to the applicable terms of this Lease, for an Engine leased hereunder and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine, engine and/or auxiliary power unit or any and all Parts removed therefrom so long as Lessor shall retain an interest therein in accordance with the applicable terms of this Lease after removal from such Engine. The term "Engines" means, as of any date of determination, all Engines leased hereunder.

     Event of Default shall have the meaning set forth in Section 13 of the Lease.

     Event of Loss with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing ("Requisition of Use"); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Lessee, prior to the expiration of six-month period, shall have undertaken and, in the opinion of the Lessor, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months; (v) with respect to an Engine, the removal thereof from the Airframe for a period of six (6) consecutive months or longer, whether or not such Engine is operational or (vi) an Engine is returned to the Manufacturer, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "Return to Manufacturer"). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

     FAA shall mean the United States Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration and the Department of Transportation, or any person, governmental department, bureau, authority, commission or agency succeeding the functions of any of the foregoing.

     FAA Counsel shall mean McAfee & Taft, Two Leadership Square, Tenth Floor, 211 North Robinson, Oklahoma City, Oklahoma 73102, or such other counsel as Lessor may designate.

     FAR shall mean the regulations of the FAA contained in 14 CFR Parts 1 through 199.

     Fair Market Value shall mean the amount which would be obtained in an arm's length transaction between an informed and willing buyer-user or lessee, as the case may be, (who is neither a lessee in possession nor a used equipment dealer) and an informed and willing seller or lessor, as the case may be, under no compulsion to sell or lease, as the case may be, and in such determination costs of removal of the Aircraft from its then location shall not be a deduction from such amount and it shall be assumed (whether or not the same be true) that the Aircraft has been maintained in accordance with the provisions of this Lease and would have been returned to Lessor in compliance with the requirements hereof.

     Impositions shall have the meaning set forth in Section 8 of the Lease.

     Late Payment Rate shall mean the lesser of a rate equal to 1.5% per month or the highest rate permitted by applicable law. The Late Payment Rate shall be computed on the basis of a 360 day year and a 30 day month.

     Lease Documents shall mean the Lease, the Lease Guaranties and any and all other instruments, documents and agreements now or hereafter executed and delivered by Lessee, either Lease Guarantor or any other Person at any time in connection with the Lease.

     Lease Guaranties shall mean the Guaranties dated as of the date hereof, by Lease Guarantors in favor of Lessor.

     Lease Guarantors shall mean DriveTime  Automotive  Group,  Inc., a Delaware
corporation,   and  DriveTime   Sales  And  Finance   Corporation,   an  Arizona
corporation.

     Lease Supplement shall mean a supplement to the Lease to be entered into as of the Acceptance Date by Lessor and Lessee, which supplement shall be substantially in the form as attached to the Lease and identified as either Lease Supplement No. 1 or Lease Supplement No. 2 both of which are attached to the Lease and made a part thereof.

     Lessor's Cost shall have the meaning set forth in Schedule No. 2 to Lease Supplement No. 1 to the Lease.

     Lessor's Liens shall mean any Liens created or granted by Lessor with respect to Lessor's purchase or financing of the Aircraft or resulting from claims against Lessor not related to Lessor's ownership of the Aircraft.

     Lien of Secured Party shall mean that certain security interest, mortgage, collateral assignment and other related rights and interests granted to Secured Party with respect to the Lease, the Aircraft and other collateral under the Loan Agreement.

     Liens shall mean all liens, charges, security interests, and encumbrances of every nature and description whatever, including, without limitation, liens, charges, security interests and encumbrances with respect to Impositions, (other than Lessor's Liens) and rights of third parties under management, pooling, interchange, overhaul, repair or other similar agreements or arrangements.

     Liquidated Damages shall mean the liquidated damages (which damages, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) in a stipulated amount calculated as the Casualty Value of the Aircraft (determined as of the next Basic Rent Date after the date of the occurrence of the subject Event of Default), together with all other Rent due hereunder as of such determination date. If Lessor eventually recovers and sells the Aircraft, any proceeds of such disposition by Lessor, to the extent received in good and indefeasible funds, shall be applied by Lessor
(A) first, to pay all costs, charges and expenses, payable pursuant to Section 14, (B) second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified herein, to the extent not previously paid, (C) third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Payment Rate, from and after the date the same become due and payable pursuant to the terms hereof through the date of payment, and (D) fourth, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant hereto (up to the amount of the Casualty Value calculated as provided herein). Any amount remaining thereafter shall be retained by Lessor as owner of the Aircraft. Lessor shall have no obligation to make any of the remittances to Lessee that are contemplated in any part of this definition if Lessor has paid such amounts to any guarantor or other Person having a right of subrogation with respect to such amounts, or such guarantor or other Person has demanded the payment of such amount.

     Loan  Agreement  shall  mean  that  certain  Loan  and  Aircraft   Security
Agreement, dated as of the Acceptance Date, together with all supplements and attachments thereto, entered into between Secured Party and Lessor.

     Loan Documents shall have the meaning set forth in Exhibit A of the Loan Agreement.

     Loan Event of Default shall mean each of the events described in Section 6 of the Loan Agreement as an "Event of Default".

     Manufacturer shall mean the manufacturers identified on Schedule No. 1 to Lease Supplement No. 1 to the Lease and their respective successors and assigns.

     Operational Control shall have the meaning given to that term in Part 1 of the FAR.

     Parts shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than additions or complete Engines) that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or any and all such appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment removed therefrom so long as Lessor or Secured Party shall retain an interest therein in accordance with the applicable terms of this Lease after removal.

     Permitted Liens shall mean (a) the respective rights of others under agreements or arrangements to the extent expressly provided and permitted by the terms of Section 12 of the Lease, (b) Lessor's Liens and (c) Liens for taxes either not yet due or being contested by Lessee in good faith and inchoate materialmen's, mechanic's, workmen's, repairmen's, employee's or other like Liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances and/or security have, in Lessor's sole judgment, been provided to Lessor) with due diligence and by appropriate proceedings, if counsel for Lessor shall have determined in its sole opinion that the nonpayment of any such tax or Lien or the contest of any such payment in such proceedings does not and will not adversely affect the title, property or rights of Lessor.

     Person shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

     Pilot in Command shall have the meaning given that term in part 1 of the FAR.

     Records shall mean any and all logs, manuals, certificates and date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any Manufacturer or Supplier of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise, which Records shall be at all times the property of the Lessor after the Acceptance Date.

     Rent shall have the meaning set forth in Section 3 of the Lease.

     Requisition of Use shall have the meaning set forth in the Event of Loss definition contained herein.

     Return to Manufacturer shall have the meaning set forth in the Event of Loss definition contained herein.

     SEC shall mean the Securities and Exchange Commission.

     Secured Note shall mean that certain Promissory Note executed and delivered by Lessor to and in favor of Secured Party pursuant to the Loan Agreement.

     Secured Party shall mean General Electric Capital Corporation, and its successors and assigns.

     Supplemental Rent shall have the meaning set forth in Section 3 of the Lease.

     Supplier shall mean the "Supplier" or "Suppliers", as the case may be, identified as such on Schedule No. 1 to Lease Supplement No. 1 and their respective successors and assigns.

     Term shall mean the Basic Term together with the period, if any, from and including the Acceptance Date through, but not including, the Rent Commencement Date.

     UCC shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

     Warranty Bill of Sale shall mean a warranty bill of sale as Lessor in its sole discretion shall deem satisfactory.

                             LEASE SUPPLEMENT NO. 1
                            (Acceptance Certificate)

     AIRCRAFT  LEASE dated as of October __, 2002,  (the "Lease") by and between
VERDE  CAPITAL   CORPORATION,   as  lessor  ("Lessor"),   and  DRIVETIME  CREDIT
CORPORATION, as lessee ("Lessee").

     (a) The Aircraft.

     Lessee hereby acknowledges, agrees and certifies that the Aircraft as set forth and described in Schedule No. 1 hereto is in Lessee's possession, has been inspected by Lessee to its complete satisfaction, has been found to be airworthy and in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Lessee and suitable for Lessee's purposes, and is, as of the date set forth below, unconditionally, irrevocably and fully accepted by Lessee for lease under the Lease. Lessee hereby further unconditionally and irrevocably reaffirms its acknowledgments and agreements in the Lease. All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease.

     (b) Representations by Lessee.

     Lessee hereby represents and warrants to Lessor that on the date hereof:

          (1) The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof, with the same force and effect as if the same had been made on this date.

          (2) Lessee has satisfied or complied with all conditions precedent and requirements as set forth in the Lease and Lease Supplements which are required to be or to have been satisfied or complied with on or prior to the date thereof.

          (3) No Default or Event of Default under the Lease has occurred and is continuing on the date hereof.

          (4) Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

          (5) Lessee has furnished no equipment for the Aircraft other than as stated on Schedule No. 1 hereto or permitted as an Addition thereto pursuant to the Lease.

          (6) The facts, terms, information, description and costs set forth in the attached Schedules No. 1, No. 2 and No. 2-A hereto are true, complete, accurate and correct.

          (7) The Lease shall be deemed a "finance  lease" under Section  2A-103
     (g) of the UCC.

          Date of  unconditional,  irrevocable  and final  acceptance by Lessee:
     ________, 2002.

     IN WITNESS WHEREOF, Lessee has caused this Lease Supplement No. 1 to be duly executed by its officer thereunto duly authorized.


                                      DRIVETIME CREDIT CORPORATION


                                      By: _____________________

                                      Title: __________________

                                      Date: ___________________

                                 SCHEDULE NO. 1

                                       TO

                             LEASE SUPPLEMENT NO. 1


Description of Aircraft

1988 Canadair Ltd. Model CL-600-2B16 Challenger 601-3A aircraft which consists of the following components:

     (a) Airframe bearing FAA Registration Mark N601NB and manufacturer's serial number 5024.

     (b) Two (2) General Electric CF34-3A engines bearing manufacturer's serial numbers 350266 and 350280, (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and as may be more particularly described hereinafter:

          See Schedule A which is attached hereto and made a part hereof.

     (d) Those items of Lessee furnished equipment described in a bill of sale or bills of sale therefor (copies of which may be appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft.

     (e)  One  (1)  Garrett   GTCP   36-100E   auxiliary   power  unit   bearing
          manufacturer's serial number P312.



          Manufacturer of Airframe:      Bombardier Aerospace Corporation
          Manufacturer of Engines:       General Electric
          Supplier:                      G.M.C. Holdings, LLC

                                  SCHEDULE A TO

                                SCHEDULE NO. 1 TO

                             LEASE SUPPLEMENT NO. 1

1988 CHALLENGER 601-3A

Reg. No. N601NB Serial No. 5024

SPECIFICATIONS October 1, 2002

     o    Airframe: 4138 Hours since New
     o    3939 Landings

Engines:
2394 TSN. ....415 TSHOT (100% EMS)...3861 Time to O'haul (62% EMS)
4138 TSN...1490 TSHOT (100% EMS)...1192 Time to O'haul (38% EMS)
APU: Garrett GTCP 36-100E SNo. P312...2531 TSN...ON EMS Complete (100%)

Avionics:

     o    Dual Collins VIR-22D Comms w/8.33 & FM Immunity
     o    Dual Collins VHF-32 Navs
     o    Dual Collins DME-42s
     o    Dual Collins ADF-462s
     o    Dual Collins TDR-94Ds
     o    Honeywell EDZ-800 EFIS
     o    Honeywell Primus 650 Color Radar
     o    Honeywell DFZ-800 Autopilot System
     o    Dual Honeywell AZ-810 Digital Airdata Computers
     o    Sundstrand CVR A100 and FDR F800
     o    Dual Collins HF 9030s w/Dual Selcal
     o    Dual Honeywell Laseref II IRS'
     o    Dual Honeywell NZ 2000 FMS'
     o    Dual Honeywell 12 Channel GPS'
     o    Honeywell TCAS 2000 w/Change 7
     o    Honeywell AFIS
     o    Allied Signal EGPWS

Features:

     o    RVSM, MNPS
     o    RNP 5, RNP 10
     o    Magnastar C-2000 Flite Fone
     o    Serpintine Blades
     o 4200/600/300/100 Hour Inspections @ 4129.6 Total Time - September, 2002 by Gulfstream
     o 6/12/36/60/180 Month Inspections @ 4129.6 Total Time - September, 2002 by Gulfstream

Interior:
10/12 Passenger interior with a forward four place club in charcoal leather, aft two place club in black leather and a four place divan in cream/black fabric. Second divan is interchangeable with two place club. Headliner & dado in cream ultrasuede, 604 "S" galley, microwave, aft 604 lav. Flat screen tv, vcr, cd, airshow 400. 1998 "8".

Exterior: Overall white w/royal blue and gold stripes 1997 "8".

                                 SCHEDULE NO. 2

                                       TO

                             LEASE SUPPLEMENT NO. 1

Financial Terms
---------------

Rent Commencement Date:                                      November 1, 2002

Basic Rent Dates:                                            60 months commencing with the Rent Commencement Date
                                                             through and including the Expiration Date

Basic Rent Dates:                                            the 1st day of each and every calendar month from and
                                                             including the First Basic Rent Date through and
                                                             including the Last Basic Rent Date

First Basic Rent Date:                                       December 1, 2002

Last Basic Rent Date:                                        November 1, 2007

Expiration Date                                              November 1, 2007

Lessee's Exact Legal Name                                    DriveTime Credit Corporation

Lessee's Organizational
Identification Number:                                       86-0677984

Lessee's Chief Executive Offices and Principal Place of      4020 E. Indian School Road
Business:                                                    Suite A
                                                             Phoenix, AZ 85018

Primary Hangar Location:                                     Phoenix Sky Harbor International Airport
                                                             c/o Cutter Aviation
                                                             2802 East Old Tower Road
                                                             Phoenix, Arizona 85034

Acceptance Date:                                             October __, 2002

Last Acceptance Date:                                        October __, 2002

Date of Last Financial Statements:                           June 30, 2002

Lessor's Cost:                                               $9,500,000.00

                                SCHEDULE NO. 2-A

                                       TO

                             LEASE SUPPLEMENT NO. 1

Financial Terms (continued)



Daily Lease Rate:                                            .036445%

Permitted Deductible:                                        $0 per occurrence

Estimated Annual Hours:                                      500

Basic Rent:                                                  $150,000


                                                             Initials:

                                                             Lessee: _______

                                                             Lessor: _______

                                SCHEDULE NO. 2-A

                                       TO

                             LEASE SUPPLEMENT NO. 1

(continued)

           PAYMENT DATE                                    PRINCIPAL INSTALLMENT
           ------------                                    ---------------------

             10/30/2002                                            $        0.00
              11/1/2002                                            $        0.00
              12/1/2002                                            $   64,601.44
               1/1/2003                                            $   64,868.47
               2/1/2003                                            $   65,136.58
               3/1/2003                                            $   65,405.82
               4/1/2003                                            $   65,676.16
               5/1/2003                                            $   65,947.62
               6/1/2003                                            $   66,220.21
               7/1/2003                                            $   66,493.91
               8/1/2003                                            $   66,768.76
               9/1/2003                                            $   67,044.74
              10/1/2003                                            $   67,321.85
              11/1/2003                                            $   67,600.12
              12/1/2003                                            $   67,879.53
               1/1/2004                                            $   68,160.10
               2/1/2004                                            $   68,441.82
               3/1/2004                                            $   68,724.72
               4/1/2004                                            $   69,008.79
               5/1/2004                                            $   69,294.02
               6/1/2004                                            $   69,580.43
               7/1/2004                                            $   69,868.03
               8/1/2004                                            $   70,156.83
               9/1/2004                                            $   70,446.80
              10/1/2004                                            $   70,737.98
              11/1/2004                                            $   71,030.37
              12/1/2004                                            $   71,323.96
               1/1/2005                                            $   71,618.76
               2/1/2005                                            $   71,914.79
               3/1/2005                                            $   72,212.04
               4/1/2005                                            $   72,510.51
               5/1/2005                                            $   72,810.22
               6/1/2005                                            $   73,111.17
               7/1/2005                                            $   73,413.37
               8/1/2005                                            $   73,716.81
               9/1/2005                                            $   74,021.50
              10/1/2005                                            $   74,327.46
              11/1/2005                                            $   74,634.67
              12/1/2005                                            $   74,943.17


               1/1/2006                                            $   75,252.94
               2/1/2006                                            $   75,563.98
               3/1/2006                                            $   75,876.31
               4/1/2006                                            $   76,189.93
               5/1/2006                                            $   76,504.85
               6/1/2006                                            $   76,821.07
               7/1/2006                                            $   77,138.60
               8/1/2006                                            $   77,457.43
               9/1/2006                                            $   77,777.60
              10/1/2006                                            $   78,099.07
              11/1/2006                                            $   78,421.89
              12/1/2006                                            $   78,746.03
               1/1/2007                                            $   79,071.51
               2/1/2007                                            $   79,398.34
               3/1/2007                                            $   79,726.52
               4/1/2007                                            $   80,056.06
               5/1/2007                                            $   80,386.95
               6/1/2007                                            $   80,719.22
               7/1/2007                                            $   81,052.86
               8/1/2007                                            $   81,387.88
               9/1/2007                                            $   81,724.29
              10/1/2007                                            $   82,062.07
              11/1/2007                                            $5,193,591.07



                                  RENEWAL TERM

           PAYMENT DATE                                    PRINCIPAL INSTALLMENT
           ------------                                    ---------------------

              12/1/2007                                            $   84,120.86
               1/1/2008                                            $   84,445.86
               2/1/2008                                            $   84,772.12
               3/1/2008                                            $   85,099.64
               4/1/2008                                            $   85,428.42
               5/1/2008                                            $   85,758.48
               6/1/2008                                            $   86,089.80
               7/1/2008                                            $   86,422.41
               8/1/2008                                            $   86,756.31
               9/1/2008                                            $   87,091.49
              10/1/2008                                            $   87,427.98
              11/1/2008                                            $   87,765.75
              12/1/2008                                            $   88,104.83
               1/1/2009                                            $   88,445.23
               2/1/2009                                            $   88,786.94
               3/1/2009                                            $   89,129.96
               4/1/2009                                            $   89,474.33
               5/1/2009                                            $   89,820.00
               6/1/2009                                            $   90,167.03


               7/1/2009                                            $   90,515.39
               8/1/2009                                            $   90,865.10
               9/1/2009                                            $   91,216.15
              10/1/2009                                            $   91,568.57
              11/1/2009                                            $ ,091,922.35




                                                             Initials:

                                                             Lessee: _________

                                                             Lessor: _________

                             SCHEDULE NO. 3 TO LEASE

                                SUPPLEMENT NO. 1

                                 CASUALTY VALUES

     The Casualty Value of the Aircraft for any Basic Rent Date shall be an amount equal to the Lessor's Cost multiplied by the factor set forth opposite the rental payment number due on such Basic Rent Date. Upon the exercise of any option to renew the Term by Lessee, Lessor shall provide to Lessee a new Schedule No. 3 to Lease Supplement No. 1 setting forth the Casualty Values for the Renewal Term.


   BASIC                                      BASIC
   RENT                     CASUALTY          RENT             CASUALTY
   DATE                       VALUE           DATE               VALUE
   ------                  ----------      ----------         ----------

   Dec-02                     106.222          Jun-05             83.009
   Jan-03                     105.490          Jul-05             82.188
   Feb-03                     104.756          Aug-05             81.363
   Mar-03                     104.019          Sep-05             80.536
   Apr-03                     103.280          Oct-05             79.705
   May-03                     102.537          Nov-05             78.871
   Jun-03                     101.792          Dec-05             78.034
   Jul-03                     101.043          Jan-06             77.193
   Aug-03                     100.292          Feb-06             76.349
   Sep-03                      99.538          Mar-06             75.502
   Oct-03                      98.781          Apr-06             74.652
   Nov-03                      98.021          May-06             73.798
   Dec-03                      97.258          Jun-06             72.941
   Jan-04                      96.492          Jul-06             72.081
   Feb-04                      95.723          Aug-06             71.217
   Mar-04                      94.952          Sep-06             70.350
   Apr-04                      94.177          Oct-06             69.479
   May-04                      93.399          Nov-06             68.606
   Jun-04                      92.618          Dec-06             67.728
   Jul-04                      91.834          Jan-07             66.848
   Aug-04                      91.048          Feb-07             65.963
   Sep-04                      90.258          Mar-07             65.076
   Oct-04                      89.465          Apr-07             64.185
   Nov-04                      88.669          May-07             63.290
   Dec-04                      87.869          Jun-07             62.392
   Jan-05                      87.067          Jul-07             61.491
   Feb-05                      86.262          Aug-07             60.585
   Mar-05                      85.453          Sep-07             59.677
   Apr-05                      84.642          Oct-07             58.765
   May-05                      83.827          Nov-07             57.850


                                                             Initials:

                                                             Lessee: _________

                                                             Lessor: _________


                                  RENEWAL TERM

The Casualty Value of the Aircraft for any Basic Rent Date shall be an amount equal to the $5,111,195.00 multiplied by the factor set forth opposite the rental payment number due on such Basic Rent Date. Upon the exercise of any option to renew the Term by Lessee, Lessor shall provide to Lessee a new Schedule No. 3 to Lease Supplement No. 1 setting forth the Casualty Values for the Renewal Term.

   BASIC                                      BASIC
   RENT                    CASUALTY           RENT             CASUALTY
   DATE                      VALUE            DATE              VALUE
   ----                    ----------      ----------         ----------
   Dec-07                     105.114
   Jan-08                     103.342
   Feb-08                     101.563
   Mar-08                      99.778
   Apr-08                      97.987
   May-08                      96.189
   Jun-08                      94.385
   Jul-08                      92.574
   Aug-08                      90.757
   Sep-08                      88.933
   Oct-08                      87.102
   Nov-08                      85.265
   Dec-09                      83.421
   Jan-09                      81.571
   Feb-09                      79.714
   Mar-09                      77.850
   Apr-09                      75.979
   May-09                      74.102
   Jun-09                      72.218
   Jul-09                      70.327
   Aug-09                      68.429
   Sep-09                      66.525
   Oct-09                      64.613
   Nov-09                      62.700




                                                             Initials:

                                                             Lessee: _________

                                                             Lessor: _________

                             LEASE SUPPLEMENT NO. 2
                                 (Closing Terms)

     AIRCRAFT LEASE dated as of October __, 2002, (the "Lease") by and between VERDE CAPITAL CORPORATION, as lessor ("Lessor"), and DRIVETIME CREDIT CORPORATION, as lessee ("Lessee"). All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease.

Aircraft Documents:

     On or prior to the Acceptance Date, the following Aircraft Documents have been delivered to Secured Party or Lessor, as determined by Secured Party:

     1. A copy of the Standard Airworthiness Certificate (FAA Form 8100-2) issued by the FAA for the Aircraft.

     2. Certificates, executed by the secretary or other authorized representative for each of the Lessee and Lease Guarantors certifying: (A) that execution, delivery and performance of this Lease, the Lease Guaranties, and all ancillary documentation and the entrance by Lessee and Lease Guarantors into the transactions contemplated hereby and thereby have been authorized and (B) the names of the persons authorized to execute and deliver such documents on behalf of Lessee and Lease Guarantors, as applicable, together with specimen signatures of such person.

     3. A certificate of insurance as to the coverage required under the Lease accompanied, if requested by Lessor or Secured Party, by the applicable policies and reports of insurance brokers or underwriters pursuant thereto as to the conformity of such coverage with such requirements.

     4. Evidence that FAA Counsel has received in escrow: (A) such documents as are necessary, in the opinion of Lessor's or Secured Party's counsel and/or FAA Counsel to vest good title to the Aircraft in the name of Lessor, and to perfect and give first priority to the Lien of Secured Party and (B) executed duplicates of the Lease, all Riders hereto requiring separate execution, and Lease Supplements No. 1 and 2, all the foregoing (except for the Warranty Bill of Sale) being in proper form for filing with the FAA.

     5. UCC financing statements executed by Lessee, with respect to the Aircraft and the Collateral (and, where needed, assignment, release and/or termination statements with respect to UCC financing statements of record evidencing an interest in the Aircraft and/or Collateral) in all places which are, in Lessor's or Secured Party's opinion, necessary or appropriate to protect Lessor's interest therein.

     6. An opinion of FAA Counsel satisfactory to Lessor and to Secured Party that title to the Airframe is vested in Lessor, Secured Party has a valid and perfected interest in the Lease and the Aircraft and other collateral securing the Indebtedness and that the Aircraft (including, without limitation the Airframe and Engines) is free and clear of all other liens and encumbrances of record.

     7. If requested by Lessor or Secured Party, an opinion of counsel for each of Lessee and Lease Guarantors in form and substance satisfactory to such requesting party.

     8. If requested by Lessor or Secured Party, certificates of good standing for Lessee and Lease Guarantors from the states of their organization and the states where the Primary Hangar Location, chief executive offices and principal places of business of Lessee and Lease Guarantors are located.

     9. The Lease Guaranties duly executed by the Lease Guarantors.

     10. Such other documents, certificates and opinions, and evidence of such other matters, as Lessor, Secured Party, Lessor's or Secured Party's respective counsels or FAA Counsel may reasonably request.

Conditions Subsequent:

     On or subsequent to the Acceptance Date, but not later than the date of the Aircraft's first flight under the leasehold conveyed herein, Lessee shall provide written confirmation to Lessor that copies of the Registration Application and Standard Airworthiness Certificate (FAA Form AC 8100-2) pertaining to the Aircraft have been properly placed on the Aircraft.

     In  addition,   if  the  Aircraft  is  more  than  12,500  pounds   maximum
certificated takeoff weight, prior to the date of the Aircraft's first flight under the Lease, Lessee shall provide Lessor with written confirmation that:

     1. a copy of the Lease, including Lease Supplements No. 1 and No. 2, has been properly placed on the Aircraft;

     2. a copy of the Lease, including Lease Supplements No. 1 and No. 2 thereto, was mailed, within 24 hours following execution thereof, to the Flight Standards Technical Division of the FAA; and

     3. Lessee has notified the FAA (such notification to have been given by facsimile transmission, telephone or in person to the FAA Flight Standards District Office nearest the airport where such flight will originate) concerning the first flight of the Aircraft under this Lease at least 48 hours prior to takeoff.

     IN WITNESS WHEREOF, effective as of October __, 2002, the parties hereto have each caused this Lease Supplement No. 2 to be duly executed by their respective officers, thereunto duly authorized.

                                         VERDE CAPITAL CORPORATION

                                         By: _________________________

                                         Name: _______________________

                                         Title: Banking Officer


                                         DRIVETIME CREDIT CORPORATION

                                         By: _________________________

                                         Name: _______________________

                                         Title: ______________________

Special Tax Indemnity Rider ("Tax Rider") to Aircraft Lease (N610NB) dated as of October __, 2002, (the "Lease") by and between Verde Capital Corporation, as lessor ("Lessor"), and DriveTime Credit Corporation, as lessee ("Lessee").

     All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease. Upon execution and delivery hereof, this Tax Rider shall be deemed to be a part of the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Lease by the addition of the following provisions:

     (a) Assumed Tax Benefits. In entering into the Lease and the transactions contemplated thereby, Lessor has assumed that it would be entitled, for Federal, state and local income tax purposes, to the tax benefits set forth in paragraph
(f) below (collectively referred to as the "Assumed Tax Benefits"). Lessor has also assumed that its income would be taxed for Federal, state and local corporate income and franchise tax purposes at an effective combined tax rate of __________% (the "Assumed Tax Rate").

     (b) Lessee's Tax Representations and Warranties. Lessee represents and warrants to Lessor that upon delivery and acceptance of the Aircraft under the Lease and throughout the Term, the Aircraft will qualify for the Assumed Tax Benefits in the hands of Lessor and Lessee and each member of any group of corporations with which Lessee files consolidated, combined or unitary income or franchise tax returns will file such returns, execute such documents and take such other action as the Lease may require or Lessor may reasonably request to facilitate the realization by Lessor of the assumptions stated in this Tax Rider.

     (c) Indemnity. If

          (A) by reason of (i) any act or failure to act of Lessee (regardless of whether any such act or failure to act is permitted or required by the terms of the Lease or otherwise) or (ii) the breach of or inaccuracy in law or in fact of any of Lessee's representations and warranties set forth in paragraph (b) of this Tax Rider or the breach of any of Lessee's representations and warranties set forth in the Lease, any certificate or document delivered by Lessee in connection with the delivery and acceptance of the Aircraft;

          (B) for Federal, foreign, state or local income tax purposes, any item of income, loss or deduction with respect to the Aircraft is treated as derived from, or allocable to, sources outside the United States (whether or not any foreign income taxes imposed as a result thereof may be credited against Federal, state or local income taxes of Lessor);

          (C) there shall be included in Lessor's gross income for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of the Aircraft made or paid for by Lessee;

          (D) there shall be included in Lessor's gross income for Federal, state or local income tax purposes any amount in respect of Rent before such Rent has accrued under the terms of the Lease or

          (E)  as a  result  of any  change  in  the  Code  or  the  regulations promulgated thereunder or any administrative or judicial interpretations thereof, including, without limitation, a change in one or more of the marginal tax rates taken into account in computing the Assumed Tax Rate, a change in any state tax law, the regulations promulgated thereunder or any administrative or judicial interpretations thereof,

Lessor shall lose, shall not have the right to claim or shall suffer a disallowance or recapture with respect to, or shall receive a lower than anticipated economic benefit from, all or a portion of the Assumed Tax Benefits with respect to the Aircraft (any such loss, failure to have or loss of the right to claim, disallowance, recapture, delay, treatment, inclusion or economic detriment referred to in any of the foregoing clauses (A) through (E) of this paragraph (c) being hereinafter called a "Tax Loss"); Lessee shall pay to Lessor at Lessor's option either: (i) an amount or amounts that, after reduction by the net amount of all Federal, state and local taxes required to be paid by Lessor with respect to the receipt of such amount or amounts, equals the aggregate additional Federal, state and local income taxes payable by Lessor as a result of such Tax Loss plus an amount equal to any interest, fines, additions to tax or penalties as a result of such Tax Loss or (ii) additional Rent on each Basic Rent Date in such amounts as are necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flow. The amount payable by Lessor with respect to a Tax Loss shall be calculated with the assumption that Lessor is subject to Federal, state and local tax at the Assumed Tax Rate. In the event any indemnity payments shall be paid to Lessor under this Tax Rider with respect to the Aircraft, the Casualty Value, Upgrade Option Amount, Early Purchase Option Amount and/or Termination Amount, if applicable, of the Aircraft shall be adjusted appropriately.

     (d) Consolidated Tax Returns; Lessor's Assigns. For purposes of this Tax Rider, the term "Lessor" will include the corporation constituting Lessor, its successors in interest, each assignee and each of their respective successors in interest and assigns and any Consolidated Group (hereinafter defined) of which Lessor or any such assignee or any of their respective successors in interest or assigns is, or may become a member, and each member of such Consolidated Group and the term "Consolidated Group" means an affiliated group (within the meaning of Section 1504 of the Code) that files consolidated returns for Federal income tax purposes and any group filing combined, unitary or consolidated returns pursuant to the rules of any state taxing authority.

     (e) Miscellaneous. The indemnification obligations of Lessee under this Tax Rider shall survive the expiration, cancellation or termination of the Lease and the Term and shall remain in full force and effect until such time as Lessee has no further obligations of any kind whatsoever under the Lease. Provided that Lessee performs its indemnification obligations under this Tax Rider in a timely manner, Lessor shall have no additional remedies with respect to the occurrence of a Tax Loss.

     (f) Assumed Tax Benefits. For purposes of this Tax Rider, the term "Assumed Tax Benefits" shall mean the following:

Cost Recovery Deductions:

          A. Depreciation Method: (commencing in Lessor's taxable year which includes the Acceptance Date) 200% declining balance method, switching to straight line method for the first taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year would yield a larger allowance.

          B.   Recovery Period: five years

          C.   Basis: 100% of Lessor's Cost.

     (g) Additional Definitions. For purposes of this Tax Rider the term "Code" shall mean the Internal Revenue Code of 1986, as amended.


                            (SIGNATURES ON NEXT PAGE)

        IN WITNESS WHEREOF, the parties hereto have each caused this Tax Rider to be duly executed by their respective officers, thereunto duly authorized.

                                         VERDE CAPITAL CORPORATION


                                         By: __________________________

                                         Name: ________________________

                                         Title: Banking Officer

                                         Date: _________________________





                                         DRIVETIME CREDIT CORPORATION

                                         By: ___________________________

                                         Name: _________________________

                                         Title: __________________________

Insurance Addendum ("Insurance Addendum") to Aircraft Lease (N610NB) dated as of October __, 2002, (the "Lease") by and between Verde Capital Corporation, as lessor ("Lessor"), and DriveTime Credit Corporation, as lessee ("Lessee").

     All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions hereof, whereupon this Insurance Addendum shall be deemed to be a part of the Lease.

     The following provisions are hereby incorporated into the Lease:

Insurance.

     (a) Lessee agrees to maintain at all times, at its own cost and expense, with insurers of recognized responsibility reasonably satisfactory to Lessor and Secured Party (but in no event having an A.M. Best or comparable agency rating of less than "A-"):

          (i) (A) comprehensive aircraft and general liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, premises damage, public liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage, in an amount not less than $100,000,000.00 for each single occurrence, (B) personal injury liability in an amount not less than $25,000,000.00, and (C) such other property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft as is of the type and in the amounts usually carried by companies engaged in the same or a similar business as Lessee, similarly situated with Lessee, and owning or operating similar aircraft and engines, and that covers risks of the kind customarily insured against by such companies,

          (ii) "all-risk" ground, taxing and flight hull insurance covering the Aircraft, including foreign object damage, fire and explosion coverage resulting from a collision, cargo, environmental (limited to pollutants released because of a crash or collision of the Aircraft or related to an emergency causing abnormal operation of the Aircraft), damages resulting, from ingestion and lightning and associated electrical damage and comparable insurance with respect to any Engines or Parts while removed from the Aircraft, and with respect to any engines or parts while temporarily installed on the Aircraft, provided that such insurance shall at all times be in an amount not less than the Casualty Value of the Aircraft (such amount determined at the Rent Commencement Date and at each anniversary thereof for the next succeeding year throughout the Term).

          (iii) war risk and allied perils (including confiscation, appropriation, expropriation, terrorism and hijacking insurance) in the amounts required in paragraphs (i) and (ii), as applicable; provided, however, so long as war risk coverage with respect to the risks covered by paragraph (i) is not commercially available for the full amount required in paragraph (i), Lessee may obtain war risk coverage with respect to such risks covered in paragraph (i) in an amount that is no less than $50,000,000.00.

     (b) Lessor and Secured Party as Additional Insureds; Notice. Any policies of insurance carried in accordance with this Insurance Addendum and any policies taken out in substitution or replacement of any such policies (i) shall be amended to name Lessor as the owner of the Aircraft and Lessor and Secured Party as additional insureds as their respective interests may appear(but without responsibility for premiums), (ii) with respect to insurance carried in accordance with paragraphs (a)(i) and (ii) of this Insurance Addendum covering the Aircraft, shall provide that any amount payable thereunder shall be paid directly to Lessor as sole loss payee thereof (except that so long as the Secured Note is outstanding and the Lien of the Loan Agreement has not been discharged, Lessor hereby irrevocably directs, and the Lessee agrees, that any and all amounts payable under the policies required by this Insurance Addendum shall be paid directly to the Secured Party, as sole loss payee, and not to Lessor or Lessee jointly, or otherwise; and, so long as no Event of Default has occurred, such amounts shall be disbursed by Lessor to Lessee or other appropriate Persons in payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required by the M&R Addendum, or shall be disbursed by Lessor as otherwise required by the Lease), (iii) shall provide for thirty (30) days written notice by such insurer of cancellation, change, non-renewal or reduction, (iv) shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (v) waive any right of set-off against Lessee, Lessor or Secured Party, and any rights of subrogation against Lessor or Secured Party, (vi) shall provide that in respect of the interests of Lessor or Secured Party in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other Person operating or in possession of the Aircraft regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee or any other Person operating or in possession of the Aircraft, and (vii) shall be primary, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. All of the coverages required in this Insurance Addendum shall be in full force and effect worldwide throughout any geographical areas to, in, or over which the Aircraft is operated. Lessee agrees that it shall obtain and maintain such other insurance coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing insurance coverages, promptly upon Secured Party's request, as and when Secured Party deems such additional insurance coverages or modifications to be appropriate in light of any changes in Applicable Law, prudent industry practices, the insurance market, Lessee's anticipated use of the Aircraft or other pertinent circumstances. Lessee shall arrange for appropriate certification as to the satisfaction of the requirements set forth above in this Insurance Addendum to be delivered to Lessor and Secured Party not later than the Acceptance Date by each such insurer or underwriter therefor, which certification shall specifically acknowledge that the insurance is in conformity with this Insurance Addendum. Notwithstanding the foregoing, Lessee shall promptly provide Lessor and Secured Party with a copy of each policy of insurance required hereunder if it so requests.

     (d) Reports, etc. Annually on the anniversary of the Acceptance Date, Lessee shall furnish to Lessor and Secured Party an insurance certificate evidencing that Lessee has obtained the insurance coverages required hereby for the twelve (12) month period commencing from and after such anniversary date, and if Lessor or Secured Party shall so request, a copy of each applicable policy. Lessee will also advise Lessor and Secured Party in writing at least thirty (30) days prior to the expiration or termination date of any insurance carried and maintained on or with respect to the Aircraft pursuant to this Section. In the event Lessee shall fail to maintain insurance as herein provided, Lessor or Secured Party may, at its option, provide such insurance, and Lessee shall, upon demand, reimburse such party for the cost thereof, together with interest at the Late Payment Rate from the date of payment through the date of reimbursement.

     (e) Agreed Value. Anything herein to the contrary notwithstanding, at all times while the Aircraft is subject to this Lease, the insurance required hereunder shall be for an amount on an "agreed value" basis not less than the Casualty Value.

     (f) No Right To Self-Insure. Lessee shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder. Lessee agrees to give Lessor and Secured Party prompt notice of any damage to or loss of, the Aircraft, or any part thereof.

     (g) Attorney-in Fact. Effective upon the occurrence of an Event of Default or Default, Lessee irrevocably appoints Secured Party (and any assignee), its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents, settle, adjust, receive payment, make claim or proof of loss, endorse Lessee's name on any checks, drafts or other instruments in payment of such claims and to take any action as Secured Party (and any such assignee) deems necessary or appropriate to carry out the intent of this Insurance Addendum or any agreements, documents or instruments related thereto and to endorse Lessee's name on any checks, drafts or other instruments in payment of claims. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto.

Maintenance and Return Addendum ("M&R Addendum") to Aircraft Lease (N601NB) dated as of October __, 2002, (the "Lease") by and between Verde Capital Corporation, as lessor ("Lessor"), and DriveTime Credit Corporation, as lessee ("Lessee").

     All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions hereof, whereupon this M&R Addendum shall be deemed to be a part of the Lease.

     The following provisions are hereby incorporated into the Lease:

I. Maintenance of Aircraft.

     (a) Maintenance and Operation. During the Term, Lessee, at its own cost and expense, shall (i) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine in accordance with the FAR, FAA-approved Instructions for Continued Airworthiness, and the Manufacturers' recommended inspection and maintenance programs; (ii) maintain (in the English language) all Records and
(iii) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft. All maintenance procedures shall be performed in accordance with all FAA and Manufacturer's standards and procedures by properly trained, U.S. licensed, and certified maintenance sources and maintenance personnel utilizing replacement parts approved by the FAA or the Manufacturer, so as to keep the Airframe and each Engine and Part in good operating condition, ordinary wear and tear alone excepted, and to enable the airworthiness certificate for the Aircraft to be continually maintained.

     In the event any Engine is damaged or is being inspected or overhauled and provided no Event of Default or Default has occurred and is continuing, Lessee, at its option, may substitute another engine of the same make and model as the Engine being repaired or overhauled provided such Engine is approved by the FAA and the manufacturer of the Airframe for use on the Aircraft (any such substitute engine being hereinafter referred to as a "Loaner Engine") during the period of such repair or overhaul and provided further (x) installation of the Loaner Engine is performed by an FAA certificated and manufacturer designated maintenance facility or mechanic with respect to an aircraft of the type of the Aircraft, (y) the Loaner Engine is removed and the repaired or overhauled original Engine is reinstalled on the Airframe promptly upon completion of the repair or overhaul of the original Engine but in no event later than the expiration, cancellation or earlier termination of the Term and (z) the Loaner Engine is free and clear of all Liens and is maintained in accordance herewith.

     (b) Additions, Alterations and Replacement Parts. Lessee shall be entitled from time to time during the Term to acquire and install on the Aircraft at Lessee's own cost and expense (and Lessor hereby appoints Lessee to be Lessor's agent for such purpose, so long as no Event of Default or Default has occurred and is continuing), any additional accessory, device or equipment as may be available at such time ("Additions") but only so long as such Additions (i) are ancillary to the Aircraft; (ii) are not required to render the Aircraft complete for its intended use by Lessee; (iii) will not impair the originally intended function or use of the Aircraft or diminish the value of the same; (iv) can be readily removed without causing material damage to the Aircraft and (v) in the event that Lessee has executed a Special Tax Indemnity Rider to the Lease, do not result in a "Tax Loss" as such term is defined in such Special Tax Indemnity Rider. All such additions shall become part of the Aircraft and shall be subject to the provisions of this Lease throughout t the Term. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return and, so long as the Indebtedness remains outstanding, subject to the Lien of the Secured Party.

     Any alteration or modification ("Alterations") with respect to the Aircraft that may at any time during the Term be required to comply with any applicable law or any governmental rule or regulation, including, without limitation, any airworthiness directives, shall be made at the expense of Lessee. All such Alterations so made will become part of the Aircraft, the property of Lessor, and subject to the terms of this Lease.

     Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, taken, destroyed, seized, confiscated, requisitioned, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever.

     Lessee shall repair all damage to the Aircraft resulting from the installation and removal of Additions, Alterations and/or replacement parts so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

     Alterations and/or replacement parts shall be deemed accessions, and title thereto shall be immediately vested in Lessor, and so long as the Indebtedness remains outstanding, subject to the Lien of the Secured Party, without cost or expense to Lessor or Secured Party.

     (c) Aircraft Marking. Lessee agrees, at its own cost and expense, to (i) cause the Airframe and the Engines to be kept numbered with the identification or serial number therefor as specified in Schedule No. 1 to Lease Supplement No. 1 hereof; (ii) prominently display on the Aircraft that "N" number, and only that "N" number, specified in Schedule No. 1 to Lease Supplement No. 1 or such other "N" number as has been approved in writing by the Lessor and duly recorded with the FAA; (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration, appearance or coloring of the Aircraft from the time the Aircraft is accepted by Lessee hereunder (other than changes in configuration mandated by the FAA or changes which are reasonably consistent with the configuration, appearance and coloring of the Aircraft as of the Acceptance Date) and in the event of any such change or modification of configuration, coloring or appearance, (other than as permitted hereby) at the request of Lessor to restore the Aircraft to the configuration, coloring and/or appearance of the Aircraft as of the Acceptance Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration and
(iv) affix and maintain in the Airframe adjacent to the airworthiness certificate and on each Engine a two-inch by four-inch plaque made of metal or other permanent material or permanently painted stencil bearing the following legend:

     "This property is subject to a mortgage and security interest in favor of General Electric Capital Corporation, 777 Long Ridge Road, Stamford, Connecticut 06927. Any removal, alteration, disposal or other change in the condition or location of this property must be approved by the Owner-Lessor."

and such other markings as from time to time may be required by law or otherwise deemed necessary or advisable by Lessor in order to protect the title of Lessor to the Aircraft and the rights of Lessor under this Lease.



II. Return of Aircraft.

     (a) Condition Upon Return. Unless purchased by Lessee, upon the expiration, cancellation or other termination of the Lease (whether following an Event of Default or otherwise), Lessee, at its own expense, will return the Aircraft (together with all Records) to Lessor at a location specified by the Lessor within the continental United States and in the condition in which the Aircraft is required to be maintained pursuant to this M&R Addendum and any other applicable provisions of the Lease. The Aircraft shall be fully equipped with the Engines or the same number, make and model number of engines as are set forth on Schedule No. 1 to Lease Supplement No. 1, which shall fully comply with this M&R Addendum, and which, in the opinion of Lessor, have the same or improved utility, value, useful life, performance, and efficiency (normal wear and tear excepted) as the Engines had on the Acceptance Date and are suitable for use on the Airframe and owned by Lessor and properly installed thereon. Lessee shall not be relieved of any of its duties, obligations, covenants, or agreements under the Lease (including, without limitation, its obligation to pay
Rent) prior to the return of the Aircraft in the manner and condition required with respect to such return. The Aircraft, at Lessee's expense, upon redelivery pursuant hereto (i) shall have a currently effective FAA airworthiness certificate; (ii) shall be free and clear of all Liens other than the Lease and any Lessor's Liens; (iii) shall be in the same configuration and in the same operating condition, ordinary wear and tear excepted, as when delivered to Lessee on the Acceptance Date; (iv) shall be in good operating condition, in good physical condition and good appearance (ordinary wear and tear excepted) with all systems operating normally; (v) shall have no damage history (including, without limitation, any damage history required to be reported on a FAA Form #337 or pursuant to any other governmental reporting requirement), unless such damage has been repaired in accordance with the provisions hereof, and after the making of such repairs, the Fair Market Sales Value of the Aircraft has not been negatively affected (or in the event that the Fair Market Sales Value of the Aircraft continues to be negatively affected after such repairs, Lessee may avoid any Default that might otherwise result therefrom by paying to Lessor an amount equal to the difference between the Fair Market Sales Value of the Aircraft without such history and the Fair Market Sales Value of the Aircraft with such history); (vi) shall have no open (and shall be in compliance with) all mandatory service bulletins, manufacturer's directives or airworthiness directives and all other applicable service, maintenance, repair and overhaul regulations issued by the FAA and/or any Manufacturer, and (vii) shall be otherwise in the condition and repair required under the Lease. For purposes of clause (v) of the preceding sentence, the existence and the extent of any diminution in Fair Market Sales Value contemplated therein shall be determined by mutual agreement, and if no such agreement is reached between the parties within ten (10) Business Days of Lessor's notice that it desires a valuation with respect to such damage history (the "Damage History Notice"), the parties will use the appraisal process set forth in Paragraph (c) of the Option Addendum to determine the existence and extent of such diminution. The parties will use their best efforts to complete such valuation as promptly as practicable, but, in any event, within thirty (30) Business Days after the Damage History Notice. A final determination regarding the existence and extent of any diminution shall be binding and conclusive on both parties. Upon Lessor's request, Lessee shall assign to Lessor Lessee's rights under any manufacturer's or servicer's maintenance service contracts and/or extended warranties for the Aircraft, the Engines and/or any Parts. If at the time of the return of the

Aircraft to Lessor, the actual average annual flight hours accumulated with respect to the Airframe (such product, the "Actual Annual Hours") for the period from the Acceptance Date to such return date (such period, the "Operating Period"), is greater than the Estimated Annual Hours (as defined below), then, Lessor and Lessee shall consult for the purpose of determining the Fair Market Sales Value and the Excess Use Amount (as defined below) of the Aircraft as of the return date, and any values agreed upon in writing shall constitute such Fair Market Sales Value and Excess Use Amount of the Aircraft for the purposes of this M&R Addendum. If Lessor and Lessee fail to agree upon such values within 30 days after the return date, then Lessor and Lessee shall follow the appraisal procedure set forth in paragraph (c) of the Option Addendum to the Lease for the purpose of determining the Fair Market Sales Value and Excess Use Amount of the Aircraft. Lessee shall then pay to Lessor within ten (10) days of Lessor's written demand therefor (which demand shall, unless determination of the amount payable is otherwise agreed upon by Lessor and Lessee without consulting with an appraiser, be accompanied by a copy of an appraiser's report containing such determination), an amount equal to the Excess Use Amount. For the purposes of this M&R Addendum, (A) "Excess Use Amount" shall mean the amount by which the Aircraft's Fair Market Sales Value has been diminished as a result of the Actual Annual Hours accumulated with respect to the Airframe during the Operating Period being greater than the Estimated Annual Hours per annum on average; and
(B) "Estimated Annual Hours" shall mean the anticipated number of average annual flight hours as shown on Schedule 2-A to Lease Supplement No. 1.

     (b) Mid-Life Condition. At the time of such return (i) each Engine shall have available operating hours until both the next scheduled "hot section" inspection and the next scheduled major overhaul of not less than fifty percent (50%) of the total operating hours available between such "hot section" inspection or major overhaul, as the case may be; (ii) the Airframe shall have remaining not less than (aa) fifty percent (50%) of the available operating hours allowed between major airframe inspections; and (bb) fifty percent (50%) of number of available operating months allowed between major airframe inspections until the next scheduled major airframe inspection; and (iii) all life limited parts and components shall have remaining not less than fifty percent (50%) of the available hours, cycles and/or months, as the case may be, until the next scheduled replacement. In addition to the requirements set forth in clauses (i), (ii) and (iii) above, all inspections and scheduled maintenance required to be performed on the Airframe, Engines and all life limited parts and components within one hundred twenty (120) days of the date of return and/or one hundred hours (100) of additional operation shall have been performed by Lessee.

     (c) Engines. In the event that any Engine does not meet the conditions set forth in Section II (b) (i) above, for each such Engine Lessee shall pay Lessor an amount equal to the sum of (i) the current estimated cost of the next scheduled "hot section" inspection (including in such estimated cost, all required replacements of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of (A) zero and (B) the remainder of (x) the actual number of operating hours since the previous hot section inspection, minus (y) 50% of the total operating hours allowable between hot section inspections, and the denominator shall be the total operating hours allowable between hot section inspections, plus (ii) for each such Engine, the product of the current estimated cost of the next scheduled major overhaul (including in such estimated cost, all required replacements of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of (A) zero and (B) the remainder of (x) the actual number of hours of operation since the previous major overhaul minus (y) 50% of the total operating hours allowable between major overhauls, and the denominator shall be the total operating hours allowable between major overhauls.

     Notwithstanding the foregoing, the requirements of Section II (b)(i) above and the final sentence of Section II (b) above (but solely with respect to the Engines) shall be deemed to have been satisfied if at the time of return of the Engines (x) the Engines being returned to Lessor shall be covered by a service and maintenance contract in form and substance satisfactory to Lessor which provides for the maintenance and/or overhaul of the Engines ("Maintenance Contract"), (y) either (i) adequate reserves for future required maintenance and/or overhaul shall have been provided for pursuant to such Maintenance
Contract  or (ii) all  amounts  due and  payable  pursuant  to such  Maintenance
Contract shall have been paid in full through the date of return and (z) the entity which provides the maintenance and/or overhaul services under such Maintenance shall either (i) recognize the transfer by Lessee to Lessor of the rights and interests of Lessor (or its designee) under such Maintenance Contract or (ii) acknowledge the rights and interests of Lessor (or its designee) under such Maintenance Contract.

     (d) Airframe. In the event that the Airframe does not meet the conditions set forth in Section II (b) (ii) above, Lessee shall pay Lessor an amount equal to the sum of the product of the current estimated cost of the next scheduled major airframe and pressure vessel inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of (i) zero and (ii) the remainder of
(x) the actual number of respective operating hours or months of operation since previous major airframe and pressure vessel inspection, minus (y) 50% of the respective total operating hours or months of operation allowable between scheduled major airframe and pressure vessel inspections, and the denominator shall be the respective total operating hours or months of operation between scheduled major airframe and pressure vessel inspections.

     (e) Parts and Components. In the event any life limited part or component does not meet the conditions set forth in Section II (b)(iii) above, Lessee shall pay to Lessor with respect to each part or component for which said requirement is not met the dollar amount obtained by multiplying (i) the ratio that the life expended in excess of fifty percent (50%) of the available hours, cycles and/or months, as the case may be, until the next scheduled replacement bears to the total allowable life (measured in hours, cycles and/or months, as the case may be) for such part or component by (ii) Lessor's cost of replacement of such part or component. Lessor's cost of replacement of a part or component shall include Lessor's then current cost of purchasing the part or component itself and all of Lessor's then current costs associated with the replacement.

     (f) Treatment of Charges. All prorated inspection and/or overhaul charges, if any, shall be payable as Supplemental Rent and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due, including the names of all sources used for the required cost estimates. Unless both Lessor and Lessee agree to an alternative source, the Manufacturers of the Airframe and Engines shall be used as the sources for all cost estimates.

     (g) Fuel and Records. Upon the return of the Aircraft in accordance with the terms and conditions hereof; (i) each fuel tank shall contain no less than fifty percent (50%) of its full capacity or, in the case of differences in such quantity, an appropriate adjustment will be made at the then current market price of fuel and (ii) Lessee shall deliver all Records to Lessor. In the event any Records are missing or incomplete, Lessor shall have the right to cause any such Records to be reconstructed at the expense of Lessee.

     (h) Storage. Upon the expiration, cancellation or other termination of the Lease, Lessee will, if requested by Lessor, permit Lessor to store the Aircraft at the Primary Hangar Location. During such storage period Lessee will, at its own cost and expense, keep the Aircraft properly hangared, and will permit Lessor or any Person designated by Lessor, including the authorized representatives of any prospective purchaser, lessee or user of the Aircraft to inspect the same. Lessee shall not be liable, except in the case of negligence, gross negligence or intentional misconduct of Lessee or of its employees or agents, for injury to, or the death of, any Person exercising, either on behalf of Lessor or any prospective purchaser, lessee or user, the rights of inspection granted hereunder. Lessee shall bear the risk of loss and shall pay any and all expenses connected with insuring and maintaining the Aircraft during such storage period. Notwithstanding the foregoing, upon the expiration of the Term for any reason other than an expiration, cancellation or termination which occurs as a result of an Event of Default, the storage period provided for in this paragraph and the obligation to hangar and insure the Aircraft shall be limited to fifteen (15) days.

     (i) Replacement Engines. In the event that any engine not owned by Lessor shall be installed on the returned Airframe as set forth in Section II (a) hereof, then Lessee will, concurrently with such delivery, at its own expense, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine and with a written opinion of FAA Counsel to the effect that, upon such return, Lessor will acquire a valid and perfected interest in such engine free and clear of all Liens (except Lessor's Liens). Thereupon, unless a Default or Event of Default shall have occurred and be continuing, Lessor will transfer to Lessee, on an "AS-IS, WHERE-IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY BY, OR RECOURSE OR WARRANTY TO, LESSOR, all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of such Airframe.

         (j) Inspections. Not more than ninety (90) days prior to the expiration of the Lease, upon the written request of Lessor, Lessee shall, at its expense, review the maintenance records of the Aircraft to determine if the Aircraft is in the condition required by this M&R Addendum. Following such review, Lessee shall certify to Lessor that such Aircraft is in the condition required by this M&R Addendum according to the maintenance records for such Aircraft, or, if the maintenance records so indicate, indicate what maintenance or repair is needed to bring the Aircraft to the specified condition.

     Lessor shall have the right, but not the duty, to inspect the Aircraft, any component thereof and/or the Records, at any reasonable time and from time to time, wherever located, upon reasonable prior written notice to Lessee. Upon request of Lessor, Lessee shall confirm to Lessor the location of the Aircraft and shall, at any reasonable time and from time to time, upon reasonable prior written notice to Lessee, make the Aircraft and/or the Records available to Lessor for inspection.

     (k) Survival. The provisions of this M&R Addendum shall survive the expiration, cancellation or other termination of the Lease and the return of the Aircraft for any reason whatsoever.

     (l) Injunctive Relief. Without limiting any other terms or conditions of the Lease, the provisions of this M&R Addendum are of the essence of the Lease, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth herein.

Renewal Option Addendum ("Option Addendum") to Aircraft Lease (N601NB) dated as of October __, 2002 (the "Lease") by and between Verde Capital Corporation, as lessor ("Lessor"), and DriveTime Credit Corporation, as lessee ("Lessee").

     All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions hereof, whereupon this Option Addendum shall be deemed to be a part of the Lease.

     The following provisions are hereby incorporated into the Lease:

     (a) Renewal Option. So long as (i) no Default or Event of Default shall have occurred and be continuing under the Lease, (ii) Lessee shall not have exercised its purchase option pursuant to paragraph (a) hereof and (iii) the Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, to extend the Term of the Lease with respect to the Aircraft at the expiration of the Basic Term for an additional period as set forth below. A Renewal Term shall commence at the expiration of the Basic Term. Lessee's option to renew the Lease for a Renewal Term shall be exercisable by giving written notice to Lessor at least one hundred fifty (150) days but no more than two hundred forty (240) days prior to the expiration of the Basic Term. All of the provisions of the Lease shall be applicable during the Renewal Term, except that, during the Renewal Term, the Basic Rent shall be an amount equal to the amount of the Basic Rent during the Basic Term and the Expiration Date shall be changed to the date the last day of the Renewal Term. During the Renewal Term, Basic Rent shall be payable monthly in advance on the same day of each month as Basic Rent was payable during the Basic Term, which dates shall be deemed "Basic Rent Dates" for purposes of the Lease.

     (b) Additional Definitions. For purposes of this Option Addendum and the Lease, the following terms shall have the following meanings:

     Renewal Term shall mean a period of twenty-four months.